UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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JOY GLOBAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JOY GLOBAL INC.

Notice of 2011
Annual Meeting of
Shareholders and
Proxy Statement

JOY GLOBAL INC.
100 East Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin  53202

NOTICE OF ANNUAL MEETING

The annual meeting of shareholders of Joy Global Inc. will be held at the InterContinental Hotel, 139 East Kilbourn Avenue, Salon D, Milwaukee, Wisconsin, on Tuesday, March 8, 2011 at 7:30 a.m. for the following purposes:

1.	to elect eight persons to the Board of Directors;

2.	to ratify the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2011;

3.	to conduct an advisory vote on the compensation of our named executive officers;

4.	to conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

5.	to approve the Joy Global Inc. Employee Stock Purchase Plan; and

6.	to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on January 7, 2011 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.  A list of shareholders entitled to vote will be available at our headquarters at least 10 days prior to the meeting and may be inspected there during business hours by any shareholder for any purpose germane to the meeting.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the annual meeting.  We urge you to vote your shares at your earliest convenience by submitting your proxy by Internet, telephone, or by marking, signing, and dating the enclosed proxy card and returning it in the enclosed envelope.  If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By order of the Board of Directors,

Sean D. Major
Executive Vice President,
General Counsel and Secretary

January 26, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 8, 2011.  Our proxy statement and 2010 annual report to shareholders are available at www.joyglobal.com.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Joy Global Inc., a Delaware corporation (the “corporation”), for use at the 2011 annual meeting of shareholders to be held at the InterContinental Hotel, 139 East Kilbourn Avenue, Salon D, Milwaukee, Wisconsin, on Tuesday, March 8, 2011 at 7:30 a.m. and at any adjournment or postponement of the annual meeting.  The proxy statement, proxy card, and annual report are being mailed to shareholders on or about January 26, 2011.

Proxies

Properly signed and dated proxies received by the corporation's Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction:

•	for the election to the Board of Directors of the persons nominated by the Board;

•	for the ratification of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2011;

•	for the corporation’s compensation of its named executive officers;

•	for future advisory votes on the compensation of the corporation’s named executive officers to be conducted annually;

•	for the approval of the Joy Global Inc. Employee Stock Purchase Plan; and

•	in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting.

Any proxy may be revoked by the person executing it at any time before the polls close by filing with the Secretary a written revocation or a duly executed form of proxy bearing a later date, or by voting in person at the meeting.  The Board of Directors has appointed an officer of the corporation’s transfer agent, American Stock Transfer & Trust Company, to act as an independent inspector at the annual meeting.

Record Date, Shares Outstanding and Quorum

Shareholders of record of our common stock, par value $1.00 per share (the “Common Stock”), at the close of business on January 7, 2011 (the “Record Date”) may vote on all matters presented at the annual meeting.  As of the Record Date, 104,590,935 shares of Common Stock were outstanding and entitled to vote at the annual meeting.  Each share of Common Stock is entitled to one vote.

To be effective, a matter presented for a vote of shareholders at the annual meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast that are represented at the annual meeting in person or by proxy).  Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to any matter for which a broker or nominee lacks discretionary authority to vote) will be considered present for the purpose of establishing a quorum.  Once a share is represented at the annual meeting, it is deemed present for quorum purposes throughout the meeting, including any adjourned meeting, unless a new record date is set for the adjourned meeting.

If less than a majority of the outstanding shares of Common Stock are present or represented at the meeting, a majority of the shares that are present or represented at the meeting may adjourn the meeting from time to time without further notice.

Required Vote

Proposal 1:  Election of Directors.  Directors are elected by a plurality of the votes cast by shareholders who are present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present.  A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (eight at the annual meeting).  Votes attempted to be cast against a director nominee have no legal effect and are not counted as votes cast.  Any shares not voted, whether by withheld authority, broker non-vote, or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Proposal 2:  Ratification of the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2011.  The affirmative vote of a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for the fiscal year ending October 28, 2011.  Any shares present and not voted, whether by abstention, broker non-vote, or otherwise, will have no effect on the vote to ratify the appointment of our independent registered public accounting firm.  If you hold your shares in “street name,” your broker or other nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted.

Proposal 3:  Advisory vote on compensation of the corporation’s named executive officers.  This vote permits shareholders to express their approval or disapproval of our executive compensation practices for our named executive officers, as disclosed in this proxy statement.  Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation polices and practices, and when making compensation decisions in the future.  Any shares present and not voted, whether by broker non-vote, abstention, or otherwise, will have no effect on this advisory vote regarding compensation of our named executive officers.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Proposal 4:  Advisory vote on the frequency of future advisory votes on compensation of the corporation’s named executive officers.  This vote permits shareholders to express their preference regarding whether we should provide shareholders with an advisory vote on the compensation of our named executive officers every one, two, or three years.  The outcome of this vote is not binding on us, but we will consider the outcome of this vote in determining the frequency with which we will hold such advisory votes beyond the 2011 annual meeting.  Any shares present and not voted, whether by broker non-vote, abstention, or otherwise, will have no effect on this advisory vote.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Proposal 5:  Approval of the Joy Global Inc. Employee Stock Purchase Plan.  The affirmative vote of a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote at the meeting is required to approve our employee stock purchase plan.  Any shares present and not voted, whether by abstention, broker non-vote, or otherwise, will have no effect on the vote to approve our employee stock purchase plan.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of Common Stock as of January 19, 2011, by any person who beneficially owns more than 5% of our Common Stock, each of the persons nominated for election as directors, each of the executive officers named in the Summary Compensation Table, and our executive officers and directors as a group.  Beneficial ownership of these shares consists of sole voting power and sole investment power, except as noted below.  In addition to beneficial ownership of shares set forth in this table, each of our named executive officers and non-employee directors owns restricted stock units as set forth in the stock awards columns of the Outstanding Equity Awards at Fiscal Year-End 2010 table on page 33 and in the stock awards column of footnote 2 to the Director Compensation table on page 43, respectively.

Name and Address of Beneficial Owner	Shares Owned (1)		Percent of Class

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	10,503,707	(2)	10.04%

Capital World Investors 333 South Hope Street Los Angeles, California 90071	5,749,938	(3)	5.50%

Michael W. Sutherlin	326,760		*

Michael S. Olsen	19,704		*

Randal W. Baker	8,334		*

Edward L. Doheny II	20,290		*

Sean D. Major	11,195		*

Steven L. Gerard	5,284		*

John Nils Hanson	203,382	(4)	*

Ken C. Johnsen	1,334		*

Gale E. Klappa	-

Richard B. Loynd	11,834		*

P. Eric Siegert	1,334		*

James H. Tate	3,584		*

All executive officers and directors as a group (14 persons)	629,085	(5)	1.0%

* Less than 1%

(1)
The beneficial ownership information presented in this proxy statement is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, the number of shares reflected in this column includes (A) shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of January 19, 2011, and (B) shares to be received upon the vesting of restricted stock units within 60 days of January 19, 2011.  This information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

None of the shares shown as owned by directors or executive officers have been pledged as security.

Named executive officers and directors also hold restricted stock units that are not included in the beneficial ownership table because vesting will not occur within 60 days of January 19, 2011.  The amounts of restricted stock units held by named executive officers and directors are described elsewhere in this proxy statement.

Includes the following number of shares with respect to which the respective director or executive officer has the right to acquire beneficial ownership:

Name	Number of shares
Mr. Sutherlin	207,081
Mr. Baker	8,334
Mr. Gerard	1,334
Mr. Hanson	1,334
Mr. Johnsen	1,334
Mr. Loynd	1,334
Mr. Siegert	1,334
Mr. Tate	1,334
All executive officers and directors as a group	223,419

The amounts above include shares such person or group may acquire upon (1) exercise of stock options exercisable within 60 days of January 19, 2011, (2) shares such person or group has a right to acquire upon settlement of deferred stock units, and (3) shares to be distributed to such person or group upon settlement of restricted stock units within 60 days of January 19, 2011.

(2)
Based on information contained in a Schedule 13G that BlackRock, Inc. filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2010.  The Schedule 13G states that BlackRock, Inc. has sole voting and sole dispositive power over 10,503,707 shares.

(3)
Based on information contained in Amendment No. 2 to Schedule 13G that Capital World Investors filed with the SEC on February 11, 2010.  The Amendment states that Capital World Investors has sole voting power over 1,272,700 shares and sole dispositive power over 5,749,938 shares.

(4)	Includes 20,000 shares of Common Stock from the Hanson Family Foundation of which Mr. Hanson is a trustee.

(5)	Includes 16,050 shares owned by one executive officer not named in the Summary Compensation Table.

PROPOSAL #1: ELECTION OF DIRECTORS

The Board of Directors consists of eight members.  All members of the Board of Directors are elected by the holders of Common Stock at each annual meeting.  The following table shows certain information, including the principal occupation and recent business experience for each of the eight individuals nominated by the Board of Directors for election at the 2011 annual meeting.  All of the nominees are presently directors whose terms expire in 2011 and who are nominated to serve terms ending at the 2012 annual meeting or until their successors are duly elected and qualified.  The Board of Directors believes that each of its nominees possesses the required qualifications, including the experience, knowledge, education, skills, and character necessary for service on the Board of Directors.  Through their prior experience on the corporation’s Board of Directors and in our industry, each nominee is well-versed in our operations and markets, as well as with the duties and responsibilities of serving as a director of a public company in our industry.  In addition, the nominees are familiar with the governance requirements applicable to public companies generally through experience serving in management or as directors of publicly traded companies.  The Board of Directors believes that such experience and each nominee’s personal qualities will permit each nominee to make a substantial and active contribution to Board deliberations.  If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR STEVEN L. GERARD, JOHN NILS HANSON, KEN C. JOHNSEN, GALE E. KLAPPA, RICHARD B. LOYND, P. ERIC SIEGERT, MICHAEL W. SUTHERLIN, AND JAMES H. TATE TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL OUR 2012 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, OR UNTIL THEIR EARLIER DEATH, RESIGNATION, OR REMOVAL.

Director Since

Steven L. Gerard
Chairman and Chief Executive Officer of CBIZ, Inc., a leading provider of integrated business services and products headquartered in Cleveland, Ohio, since 2000.  Mr. Gerard is a director of Lennar Corporation since 2000.  He has also served as a director of Fairchild Corporation from 1999 to 2006.
He is 65.

Mr. Gerard’s experience as a director since 2001, his service during that time as a member of the Audit Committee and Human Resources and Nominating Committee, and his 20 years of experience in senior management, including as a chief executive officer and director of other public companies, led the Board to conclude that he should continue to serve as a director.
2001

Director Since
John Nils Hanson
Chairman.  Mr. Hanson was Chairman, President and Chief Executive Officer of the corporation from 2000 to 2006.  Mr. Hanson previously ran a series of industrial product and capital goods businesses before joining Joy Technologies Inc. in 1990, where he served as President of the Underground Mining Machinery Division until its acquisition by us in 1995.  He has a Ph.D. in nuclear engineering/reactor physics.  Mr. Hanson is also a director of Arrow Electronics, Inc. since 1998.  He is 69.

The Board believes that Mr. Hanson should continue to serve on the Board of Directors based on his leadership of the Board through 10 years of significant growth, his six years of experience as the corporation’s Chief Executive Officer, and his significant knowledge and deep understanding of the corporation and our industry.
1996

Ken C. Johnsen
Counsel at Parr Brown Gee & Loveless, a Utah-based law firm.  From 2004 to 2009 Mr. Johnsen was Managing Director, Oak Canyon Partners, LLC, a private equity fund that provides consulting services and investment capital to special situation companies, both public and private.  He also served as a President of Amerityre Corporation from 2006 to 2007 where he was a director from 2005 to 2008.  He was a member of the Cox Group, a residential and commercial real estate firm, from 2005 to 2006.  He is 52.

Mr. Johnsen’s service on the Board of Directors and Audit Committee have provided him with a deep knowledge of the corporation and our industry, and through his service on our Board and those of other public companies he has developed a detailed understanding of the financial statement requirements applicable to public companies.  These factors led the Board to conclude that he should continue to serve as a director.
2001

Director Since
Gale E. Klappa
Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation, a Milwaukee-based holding company with subsidiaries in utility and non-utility businesses since 2004.  Mr. Klappa has 18 years of experience working at a senior executive level in the public utility industry, including service as the Executive Vice President, Chief Financial Officer and Treasurer of The Southern Company.  Mr. Klappa serves on the board of directors of Edison Electric Institute, a trade association of shareholder-owned electric companies, and Electric Power Research Institute, an independent non-profit that performs research and development relating to the generation, delivery, and use of electricity.  Mr. Klappa is also a director of Badger Meter, Inc. since 2010.  He is 60.

Mr. Klappa’s senior management experience, including service as Chair of our Audit Committee and as a member of our Executive Committee, coupled with his industry knowledge and understanding of public company financial statement requirements led the Board to conclude that he should continue serving as a director.
2006

Richard B. Loynd
President of Loynd Capital Management.  Mr. Loynd was previously Chairman of the Executive Committee and former Chairman of the Board and Chief Executive Officer of Furniture Brands International, Inc., the largest home furniture manufacturer in the United States.  He is 83.

Mr. Loynd’s history as a director and service on the Executive Committee and Human Resources and Nominating Committee, coupled with his 50 years of experience as a senior executive and deep understanding of our operations, industry, markets and management led the Board to conclude that he should continue to serve as a director.
2001

P. Eric Siegert	Managing Director of Houlihan Lokey Howard & Zukin, an international investment banking firm. He is 45. Mr. Siegert’s history with the corporation, including his service as a director since 2001, his service on the Audit Committee and Executive Committee, and his significant understanding of financial matters and public company financial statement requirements led the Board to conclude that he should continue serving as a director.	2001

Director Since
Michael W. Sutherlin	President and Chief Executive Officer and a director since 2006. Previously, Mr. Sutherlin was Executive Vice President of the corporation and President and Chief Operating Officer of our subsidiary, Joy Mining Machinery, from 2003 to 2006. He is also a director of Tesco Corporation. He is 64. Mr. Sutherlin’s history with the corporation, including as President and Chief Executive Officer, his skills and experience within our industry, and his familiarity with our business and the issues affecting our industry led the Board to conclude that he should continue to serve as a director.	2006

James H. Tate
Independent consultant.  Mr. Tate was acting Chief Financial Officer from March 4, 2008 to December 9, 2008.  From 2005 to 2006, he was Executive Vice President, Chief Administrative Officer, and Chief Financial Officer of TIMCO Aviation Services, Inc.  Mr. Tate previously served as the Senior Vice President and Chief Financial Officer of Thermadyne Holdings Corporation from 1995 to 2004.  Mr. Tate’s career also includes 18 years as an accountant with Ernst & Young, LLP, including six years as an audit partner.  He is 63.

Mr. Tate’s service as a director since 2001, along with his past experience as a member of the Audit Committee, as acting Chief Financial Officer during 2008, and as a current member of the Human Resources and Nominating Committee, coupled with his industry knowledge and understanding of financial matters, led the Board to conclude that he should continue serving as a director.
2001

PROPOSAL #2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the corporation’s independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending October 28, 2011.  Ernst & Young has been the corporation’s Independent Auditor since Fiscal 2002.  For additional information regarding our relationship with Ernst & Young, please refer to the Audit Committee Report on page 48 and the Audit Fees disclosure on page 49.

Although ratification is not required under our Certificate of Incorporation, Bylaws, Audit Committee Charter, or otherwise, the Board of Directors is submitting the selection of the Independent Auditor to shareholders for ratification as a matter of corporate governance practice.  A representative of the Independent Auditor is expected to be present at the 2011 annual meeting.  The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate shareholder questions at the meeting.

If the shareholders do not approve the appointment of the Independent Auditor for Fiscal 2011, the adverse vote will be considered a direction to the Audit Committee to consider other auditing firms for Fiscal 2012.  However, the Audit Committee will still have discretion to determine which audit firm to appoint for Fiscal 2012 and, due to the difficulty in making a substitution of auditing firms so long after the beginning of the current fiscal year, the appointment for Fiscal 2011 will stand unless the Audit Committee finds other good reason for making a change.  If the shareholders ratify the appointment of the Independent Auditor, the Audit Committee may, in its discretion, select a different auditing firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

PROPOSAL #3: ADVISORY VOTE ON COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The Dodd-Frank Act created Section 14A of the Exchange Act, which, among other things, requires public companies to conduct a non-binding advisory vote on their executive compensation, as disclosed in applicable filings with the SEC.  Accordingly, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement.

We believe our executive compensation and compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of our long-term shareholders, assist us in hiring, retaining, and incentivizing our executive officers, and are reasonable in comparison to the compensation practices of our competitors and other manufacturing companies of similar size and complexity.  We also believe that our compensation policies and programs and Fiscal 2010 compensation decisions, as each is described in this proxy statement, appropriately reward our named executive officers for the corporation’s performance and for their individual performance.  You are strongly encouraged to read the full details of our compensation policies and programs under “Executive Compensation” below.

Because this vote is advisory, it will not be binding on the Board of Directors or the Human Resources and Nominating Committee, nor will it overrule any prior decision or require the Board or Committee to take any action.  However, the Board and the Human Resources and Nominating Committee will review the voting results and may consider the outcome of the vote when making future decisions about executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL #4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act also requires that public companies conduct a non-binding advisory vote every six years regarding whether a company should conduct a non-binding advisory vote on executive compensation every one, two, or three years.  Accordingly, we are providing our shareholders with the opportunity at the 2011 annual meeting to cast a non-binding advisory vote regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers.

The Board of Directors and Human Resources and Nominating Committee believe that as a matter of good corporate governance it is appropriate to provide shareholders with an advisory vote on named executive officer compensation on an annual basis.  The Board and Committee believe that an annual vote will maximize shareholder communication by providing shareholders with the opportunity to express their approval or disapproval of executive compensation in a timely manner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT FUTURE ADVISORY VOTES ON COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS ANNUALLY.

PROPOSAL #5:  APPROVAL OF THE JOY GLOBAL INC. EMPLOYEE STOCK PURCHASE PLAN

On December 7, 2010, our Board of Directors unanimously adopted the Joy Global Inc. Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval at the 2011 annual meeting.  If approved by our shareholders, the ESPP will become effective on April 1, 2011.

The ESPP is intended to provide an incentive for employees to acquire a proprietary interest in the corporation through the purchase of our Common Stock.  The Board of Directors believes that the ESPP will operate as an important element in recruiting, motivating, and retaining employees.  In addition, the Board of Directors believes that employees’ acquisition of our Common Stock will align their interests with those of our shareholders, thereby motivating employees to act in a manner that promotes our long-term growth and success.

The ESPP is subject to shareholder approval within 12 months of the date of adoption by the Board of Directors in order for the ESPP to satisfy the requirements of Section 423 of the Internal Revenue Code.

A copy of the ESPP is attached hereto as Annex A to this proxy statement.  The following summary of the material features of the ESPP is qualified in its entirety by reference to the complete text of the ESPP.

Summary of the Employee Stock Purchase Plan

Administration

The ESPP will be administered by the Human Resources and Nominating Committee of the Board of Directors (the “Administrator”).  The Administrator and will have full authority to make, amend and rescind rules and regulations relating to the ESPP and to interpret the ESPP and any agreement or instrument entered into under the ESPP.  The Administrator will also have discretion to determine the eligibility of Participants, to adjudicate all disputed claims, and to make all other determinations with respect to the ESPP.

Participants

Under the ESPP, all employees of the corporation and U.S. subsidiaries may be given the opportunity to purchase shares of Common Stock, other than employees covered by a collective bargaining agreement that does not provide for participation in the ESPP.  The corporation intends to discuss participation in the ESPP by employees represented by labor unions during the normal collective bargaining process, as required by United States labor law.  Eligible employees may elect to participate in the ESPP by submitting an enrollment agreement in the manner specified by the Administrator (each such employee, a “Participant”) during an enrollment period.  All Participant contributions to the ESPP will be made through payroll deductions on each payroll date during the applicable offering period.  Participant payroll deductions will begin on the first payroll date on or after the beginning of an offering period and end on the last payroll date in the offering period for which an authorization is applicable unless the Participant terminates his or her participation prior to such date.  Payroll deductions will be in a percentage ranging from 1% to 10% of a Participant’s eligible compensation or a whole dollar amount that is not less than $5.00, or such other amount specified by the Administrator.  Eligible compensation is regular base earnings paid on a U.S. payroll by the corporation or its U.S. subsidiaries.  All payroll deductions made for a Participant will be deposited in the corporation’s general corporate account and will be credited to the Participant’s account under the ESPP.

Offering Periods and Purchase Price

An offering period is a period not to exceed 27 months selected by the Administrator during which time Participants’ payroll deductions will accumulate in order to permit Participants to acquire Common Stock at the conclusion of the offering period.  On the first trading day of each offering period (the grant date), each Participant will be granted an option to purchase a number of whole shares of Common Stock on the last day of any offering period (the purchase date).  The number of shares of Common Stock subject to the option will be calculated by dividing the Participant’s accumulated payroll deductions by the exercise price established for the offering period.  The exercise price will be the lower of (i) 85% of the fair market value of a share of Common Stock on the grant date of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the purchase date of the offering period.

Unless a Participant withdraws from the ESPP, his or her option to purchase shares of the corporation’s Common Stock will be exercised automatically on each purchase date for which an enrollment agreement has been filed, and the maximum number of whole shares subject to the option will be purchased for the Participant at the exercise price applicable to each offering period.

Certain limitations on the number of shares that a Participant may purchase apply.  Participation will be limited to the extent that an eligible employee would (i) own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power of all classes of the corporation’s stock (or the stock of a subsidiary), or (ii) accumulate rights to purchase Common Stock at a rate that exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for a calendar year.  In addition, the ESPP limits the maximum number of shares of Common Stock a Participant may purchase for an offering period to the number issuable by dividing $10,000 by the fair market value of a share of Common Stock on the grant date.  The Administrator may reduce a participant’s payroll deductions to comply with these limitations.

Withdrawal; Termination

A Participant may withdraw all accumulated payroll deductions credited to his or her account and cease making future contributions with respect to any offering period.  Participants will not be permitted to make partial withdrawals.  Upon withdrawal, a Participant’s participation will be automatically terminated and no further payroll deductions will be made unless the Participant executes a new enrollment form during an enrollment period preceding the commencement of a new offering period.

Upon termination of employment prior to the purchase date of any offering period, including due to retirement or death,  or if a Participant otherwise ceases to be an eligible employee, payroll deductions credited to a Participant’s account will be returned to the Participant or, in the case of a Participant’s death, to his or her estate.  The Participant’s options to purchase shares of Common Stock will terminate automatically upon termination of employment unless otherwise provided by applicable law.

Transferability

Options to purchase Common Stock that are granted under the ESPP will not be transferable in any manner, except as otherwise provided by will or the laws of descent or distribution.  A Participant may designate a beneficiary who is to receive Common Stock and/or cash, if any, from a Participant’s account in the event of the Participant’s death.  In the absence of any such designation, benefits remaining unpaid at the time of a Participant’s death will be paid to his or her estate.

Adjustments Upon Changes in Capitalization

If due to one or more reorganizations, restructurings, recapitalizations, reclassifications, rights offerings, stock splits, reverse stock splits, stock dividends or similar events, the outstanding shares of Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares, upon authorization of the Administrator, appropriate adjustments shall be made to the number and/or kind of shares and/or the per share purchase price that may be issued in the aggregate or upon a Participant’s exercise of options granted under the ESPP.  No fractional shares of Common Stock may be issued pursuant to any such adjustment.

Amendment or Termination of the ESPP

The Administrator may terminate an offering period then in progress by setting a new purchase date or by returning payroll deductions credited to Participants’ accounts.  The Board of Directors or the Administrator may terminate or amend the ESPP at any time; provided, however, that the following modifications may not be made without shareholder approval:

•	increasing the number of shares reserved for the ESPP;

•	reducing the per share purchase price; or

•	permitting any person who is not an eligible employee to become a Participant.

The ESPP will end when all available shares have been purchased, at any time in the discretion of the Board of Directors, and if the corporation is dissolved or liquidated or if the corporation’s Common Stock ceases to trade in a public market.  In the event the ESPP is terminated, all accumulated contributions will be returned.

Federal Income Tax Consequences of the Employee Stock Purchase Plan

The following is a summary of the material U.S. federal income tax consequences of the ESPP and is intended to reflect current provisions of the Internal Revenue Code and regulations adopted thereunder.  This summary is not intended to constitute a complete statement of applicable law, nor does it address foreign, state, local, or payroll tax considerations.  The U.S. federal income tax consequences of participating in the corporation’s ESPP may differ depending on the circumstances of such Participant.  Any Participant or person considering becoming a Participant should consult their own tax advisor.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code.

Tax treatment upon transfer of the purchased shares depends on how long the Participant has held shares of Common Stock purchased under the ESPP.  If the Participant does not dispose of shares transferred to him or her under the ESPP within two years after the grant date and within 12 months after the purchase date, the Participant will not realize taxable income upon the purchase of shares, and any gain or loss subsequently realized by him or her will be treated as a long-term capital gain or loss, except that upon a disposition of shares purchased or the Participant’s death while owning such shares, the Participant will be taxed on an amount of ordinary income equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the grant date over the purchase price determined as if the purchase occurred on the grant date or (ii) the excess, if any, of the fair market value of such shares at the time the shares were disposed of, or at the time of death, as the case may be, over the purchase price.  The basis of such shares will be increased by an amount equal to the amount taxable as ordinary income, and any further gain or loss on such a disposition would be taxable as a long-term capital gain or loss.  We will not be entitled to a deduction for federal income tax purposes with respect to the offer of such shares, the sale of such shares upon the completion of the offering period, or the subsequent disposition of shares purchased.

If the shares issued under the ESPP are disposed prior to the expiration of the required holding periods described above, the Participant will realize ordinary income in the year in which the disqualifying disposition occurs, which will generally consist of the excess of the fair market value of such shares of Common Stock at the time of purchase over the purchase price.  This amount will ordinarily be deductible by us for federal income tax purposes in the same year, while the balance of any gain will be treated as a capital gain for the Participant.  In the event a Participant disposes of stock for less than its purchase date fair value, the same amount of ordinary income will be attributed to the Participant, and the difference will constitute a capital loss.  Any capital gain or loss will be short-term or long-term, depending on the holding period of the Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE JOY GLOBAL INC. EMPLOYEE STOCK PURCHASE PLAN.

CORPORATE GOVERNANCE

Board of Directors Structure and Operations

The Board of Directors is responsible for the oversight of the management and direction of the corporation and for establishing broad corporate policies.  The Board’s approach to corporate governance is reflected in our Corporate Governance Principles and the structure of Board committees that operate under written charters.  The Corporate Governance Principles and charters for the Board’s three standing committees – Audit, Human Resources and Nominating, and Executive – may be viewed on our website:  www.joyglobal.com.

The Board of Directors is comprised of eight directors.  The Board determined that all directors other than Mr. Sutherlin are independent under Nasdaq listing standards.

The directors completed a self-assessment of Board performance.

Lead Independent Director

Currently, Michael Sutherlin serves as our Chief Executive Officer and John Hanson serves as Chairman of the Board.  Since Mr. Hanson’s retirement as Chief Executive Officer in 2006, Chief Executive Officer and Chairman of the Board of Directors have been separate positions.  In 2007, the Board decided to appoint a lead independent director as a corporate governance best practice.  On December 4, 2007, the Board of Directors appointed Richard Loynd as Lead Independent Director.  On December 7, 2010, the Board of Directors determined that Mr. Hanson is independent under Nasdaq listing standards.  Notwithstanding the Board of Directors’ determination with respect to Mr. Hanson’s independence, the Board elected to retain the corporation’s existing leadership structure, with Mr. Loynd serving as Lead Independent Director.  The Board of Directors concluded that the existing leadership structure and division of responsibilities between Messrs. Hanson and Loynd had served the corporation well and should continue for the current year.

The Lead Independent Director’s responsibilities include:

•	leading meetings of the independent directors, including executive sessions of the independent directors held in conjunction with meetings of the full board of directors;

•	calling meetings of the independent directors and setting the agenda for such meetings;

•
briefing the Chief Executive Officer and any other director not participating in a meeting of independent directors regarding matters discussed in the executive sessions or meetings of the independent directors, and reporting back to the independent directors as appropriate;

•	soliciting suggestions from management as matters that they would like the independent directors to review or act upon in their meetings or executive sessions;

•	chairing meetings of the Board when the Chairman is not in attendance;

•	acting as representative or spokesman for the independent directors where advisable in communications with shareholders, other stakeholders or the media; and

•	generally acting as liaison among the directors and with management.

Risk Management

As stated in our Corporate Governance Principles, the Board of Directors is responsible for assessing the major risks facing us and for reviewing options to mitigate such risks as part of its general oversight duties.  In executing this responsibility, the Board has delegated authority to the Audit Committee to directly oversee our major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment, internal control, management of financial risks, and risk management policies generally.  It is the role of management to present these and other material risks in a clear and understandable manner as part of its broader responsibility to keep the Board of Directors well-informed on all matters of significance to the corporation.  We believe that our current leadership structure facilitates this clear delineation of responsibility with respect to our risk management process.

Meetings

The Board of Directors held nine meetings during Fiscal 2010.  Each of the directors attended at least 94% of the Board meetings and committee meetings, of which he was a member that were held during the fiscal year.  The Board of Directors met without the Chief Executive Officer four times in Fiscal 2010.  All directors, except Mr. Hanson and Mr. Siegert, attended the 2010 annual meeting.  All are expected to attend the 2011 annual meeting.

Communications

Shareholder communications intended for the Board of Directors, a committee of the Board, or for particular directors, including the Lead Independent Director, (other than shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and communications made in connection with such proposals) may be sent in care of the Corporate Secretary at Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.  The Secretary will forward all such communications to the Board of Directors, the applicable committee, or to particular directors as appropriate.

Governance, Ethics, and Communications Policies
Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles to set forth its guiding principles concerning the corporation’s governance practices relating to the size and function of the Board of Directors.  The Corporate Governance Principles address, among other items, the Board’s principles regarding director independence, the functions of the Chairman and Lead Independent Director, executive sessions of independent directors, committee structure and responsibilities, evaluations of the board and the Chief Executive Officer, succession planning, and management responsibilities.  You may find our Corporate Governance Principles on our website, www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers, including the Chief Financial Officer and Principal Accounting Officer.  The most recent version of the Code of Ethics, which is consistent with SEC regulations and Nasdaq listing standards, is available on our website at www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.  In the event of any amendment to, or waiver from, a provision of the Code of Ethics, we will promptly post the date and nature of such amendment or waiver, as well as related information, on our website.

Worldwide Business Conduct Policy

The Board of Directors has adopted the Joy Global Inc. Worldwide Business Conduct Policy, which governs the actions of all officers, employees, and directors of Joy Global and our subsidiaries.  The Worldwide Business Conduct Policy is designed to foster compliance with all applicable legal requirements and to reflect our commitment to the highest principles of business ethics and integrity.  The Worldwide Business Conduct Policy is published in six languages and is made available to all employees in all countries in which we operate.  The Worldwide Business Conduct Policy is available on our website, www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.

Employee Hotline

Communications from employees regarding accounting, internal accounting controls, auditing matters, or any violation of the Joy Global Inc. Worldwide Business Conduct Policy may be directed to the Corporate Secretary, or may be made anonymously through the Joy Global Inc. Employee Hotline.  Employees may access the Employee Hotline 24 hours a day, seven days a week through a toll-free number or by making an online report with the corporation’s third-party Employee Hotline service provider.  The corporation prohibits retaliation against any employee who raises a good faith concern regarding compliance with the Worldwide Business Conduct Policy or any other corporate governance policy.

Committees

The Board's standing committees are the Audit Committee, the Human Resources and Nominating Committee, and the Executive Committee.  In addition, the Board may from time to time authorize additional ad hoc committees, as it deems appropriate.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Current members of the Audit Committee are Gale E. Klappa (Chair), P. Eric Siegert, Steven L. Gerard, and Ken C. Johnsen.  The Board of Directors has determined that Mr. Klappa is an audit committee financial expert within the meaning of SEC rules.  The Board of Directors has also determined that all members of the Audit Committee are independent under Nasdaq Marketplace Rule 5605(a)(2).

The Audit Committee has the sole authority to appoint and replace the Independent Auditor and is directly responsible for the compensation and oversight of the Independent Auditor.  The Audit Committee met nine times during Fiscal 2010.  The primary function of the Audit Committee is to oversee:

(1)	the integrity of the financial statements of the corporation;

(2)	the Independent Auditor's qualifications and independence;

(3)	the performance of the corporation's internal audit function and the Independent Auditor; and

(4)	the compliance by the corporation with legal and regulatory requirements.

Human Resources and Nominating Committee

Current members of the Human Resources and Nominating Committee are Richard B. Loynd (Chair), Steven L. Gerard, and James H. Tate.  The Human Resources and Nominating Committee met six times during Fiscal 2010.  The Board of Directors has determined that all members of the Human Resources and Nominating Committee are independent under Nasdaq Marketplace Rule 5605(a)(2).

The primary functions of the Human Resources and Nominating Committee are to:

(1)	develop and recommend to the Board corporate governance principles;

(2)	review management staffing and make recommendations to the Board;

(3)	review and approve management compensation programs;

(4)	administer the corporation's equity and incentive compensation plans;

(5)	evaluate the Board and management;

(6)	evaluate Board practices and make recommendations to the Board;

(7)	develop and recommend qualifications for directors to the Board;

(8)	manage a process for identifying and evaluating director nominees;

(9)	evaluate and recommend to the Board director nominees;

(10)	develop and recommend to the Board director compensation programs; and

(11)	review and approve the corporation’s succession planning.

The Human Resources and Nominating Committee will consider director candidates recommended by shareholders.  Recommendations should be directed to the Committee in care of the Secretary.  Under our bylaws, shareholder nominations of directors must be directed to our principal executive offices, 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, to the attention of the Secretary, not less than 90 days before the date of an annual meeting.  Any such nomination must contain the information specified in our bylaws.

In Fiscal 2004 the Human Resources and Nominating Committee and the Board of Directors adopted a list of qualifications for service as a director.  They include:

(1)
the education, breadth of experience, and current insights necessary to comprehend the strategic plans and goals of the corporation and provide oversight of management's accomplishment of those plans and goals;

(2)	a history of conducting his or her professional and personal affairs with the utmost integrity and observing the highest standards of values, character, and ethics; and

(3)
a willingness to invest the time necessary to prepare for Board and committee meetings, to attend Board and committee meetings, to be present at annual shareholder meetings, and to be available for consultation with other directors and executive management.

The Human Resources and Nominating Committee also believes that it is generally desirable for all non-employee directors to be able to satisfy the criteria for independence established by the SEC and Nasdaq listing standards.  Following Mr. Hanson’s retirement as Chief Executive Officer on February 1, 2007, the Committee determined that his continued service as a director and as Chairman were in the best interests of the corporation despite the fact that he did not satisfy Nasdaq independence criteria due to his prior employment.  On December 7, 2010, the Board of Directors determined that Mr. Hanson is independent under Nasdaq listing standards because he has not been an executive officer or employee of the corporation within the past three years and has not otherwise had a relationship with the corporation that would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

The Human Resources and Nominating Committee and the Board of Directors have also developed procedures for identifying and evaluating persons recommended to be nominated for election as directors, including nominees recommended by shareholders.  Under these procedures, the Committee will, among other things:

(1)	review the qualifications and performance of incumbent directors to determine whether the Committee recommends that they be nominated for a further term;

(2)	investigate and review the backgrounds and qualifications of candidates recommended by shareholders, management, or other directors to determine their eligibility to be nominated to become directors;

(3)	consider the appropriateness of adding additional directors to the Board; and

(4)	interview candidates for nomination.

In evaluating candidates for the Board of Directors, the Human Resources and Nominating Committee considers the qualifications discussed above.  In addition, the Committee seeks candidates with diverse backgrounds, experiences, skills, and education, and considers how each nominee would affect the operation of the Board of Directors as a whole.  The Human Resources and Nominating Committee does not have a policy regarding director diversity, but instead considers how directors of different backgrounds, experiences, skills, and viewpoints may broaden the perspective and influence the overall functioning of the Board of Directors.

Executive Committee

Current members of the Executive Committee are Richard B. Loynd (Chair), John Nils Hanson, Gale E. Klappa, P. Eric Siegert, and Michael W. Sutherlin.  The primary functions of the Executive Committee are to consider specific proposals to:

(1)	modify the corporation's capital structure;

(2)	acquire or divest businesses;

(3)	acquire a company;

(4)	make significant investments in the corporation; or

(5)	enter into strategic alliances with the corporation.

In addition, the Executive Committee may act upon a matter when it determines that prompt action is in the best interest of the corporation and it is not possible or necessary to call a meeting of the full Board.  The Executive Committee did not meet during Fiscal 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses our compensation policies and arrangements that are applicable to the named executive officers (NEOs) appearing in the Summary Compensation Table below.  Our named executive officers consist of:

•	Michael W. Sutherlin, our Chief Executive Officer;

•	Michael S. Olsen, our Chief Financial Officer; and

•
Randal W. Baker, Edward L. Doheny II, and Sean D. Major, who were the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, that were serving as executive officers as of the end of Fiscal 2010.

Compensation Objectives and Process

Executive Compensation Philosophy

Our goal is to attract and retain experienced and talented executive officers and to motivate them to achieve financial and strategic objectives that are aligned with the long-term creation of shareholder value.  We believe that our executive officers should receive compensation that is competitive with other manufacturing companies of comparable size and complexity.  Furthermore, we believe that incentive compensation for our executives should be directly linked to our performance by ensuring that actual realized pay varies above or below targeted compensation opportunity based on performance against key operating goals as well as changes in our share price.  Our over-arching objective is to provide a total compensation program that establishes base salaries in a competitive range, bonus opportunities that reward above-average performance with above-average pay, and stock-based incentive programs designed to achieve long-term corporate financial goals and build executive stock ownership in alignment with the interests of our shareholders.

The Human Resources and Nominating Committee

Our Board of Directors’ Human Resources and Nominating Committee (the “Committee”) serves as our compensation committee and is charged with overseeing and administering all compensation actions related to our named executive officers.  The Committee’s charter permits the Committee to delegate authority to the Committee chair or to a subcommittee.

The Committee is specifically authorized in its charter to retain external legal, accounting, or other advisors and consultants at our expense.  The Committee has retained Frederic W. Cook & Co.
(“Cook & Co.”) as its executive compensation consultant.  Among other tasks assigned by the Committee, Cook & Co. typically:

•	prepares an annual presentation on the competitiveness of compensation to be paid to our CEO and other named executive officers;

•	reviews the Committee’s proposed compensation decisions affecting our named executive officers;

•	reviews presentations on executive compensation and benefits to be delivered to the Committee;

•	assists in the design of variable incentive plans and indirect components of the total compensation program, as described in detail below; and

•	advises the Committee of their opinions and conclusions regarding the presentations and issues before the Committee.

The CEO and Executive Vice President of Administration work with internal resources and Cook & Co. to design programs, implement Committee decisions, recommend amendments to existing or the adoption of new compensation and benefits programs and plans applicable to executive officers, and prepare necessary briefing materials for the Committee’s review as part of its decision-making process.

Compensation Process

The Committee annually reviews our compensation structure and programs, including potential risks that may be associated with particular forms of compensation; retirement, benefit, severance programs; and management succession plans.  The Committee also annually reviews the role of the CEO in our performance, his role in advancing our strategic objectives, and other factors relating to his individual performance during the year, as well as to establish his performance objectives and targets for the coming year.

The annual compensation process concludes at the Committee’s first meeting of the fiscal year (normally held between mid-November and early December).  At this meeting, the Committee preliminarily evaluates performance against targets for the just-concluded performance periods, and preliminarily determines the associated corporate performance payout components, determines awards earned by executive officers under our annual incentive program for the previous fiscal year, and establishes target compensation for executive officers for the upcoming year.

Before the Committee makes the foregoing determinations, the CEO provides his recommendations to the Committee on compensation actions for all executive officers, other than himself.  The CEO and the Committee also discuss the CEO’s assessment of the performance of our executive officers and any other factors that the CEO believes the Committee should consider.  The Committee reviews competitive market compensation data for our executive officers compared to similarly situated executives in a peer group consisting of comparably sized public manufacturing companies supplemented by third-party survey data.  During Fiscal 2010 a review was conducted of the peer group and changes were approved by the Committee based on the recommendations of Cook & Co., the Committee’s independent advisors.  The Committee decided to revise the peer group to include additional manufacturing companies whose business operations are more comparable to our current operations in terms of size and complexity.  The peer group was adjusted by removing Astec Industries, Inc. and Columbus McKinnon Corporation and adding Crane Co., Flowserve Corporation, Pentair, Inc., and Trinity Industries Inc.  The new peer group for the Fiscal 2010 competitive comparisons consists of the following 12 manufacturing companies.

• Bucyrus International Inc.	• Ingersoll-Rand plc
• Crane Co.	• The Manitowoc Company, Inc.
• Dover Corporation	• NACCO Industries, Inc.
• Flowserve Corporation	• Pentair, Inc.
• Harsco Corporation	• Terex Corporation
• Illinois Tool Works Inc.	• Trinity Industries, Inc.

With respect to our CEO, the Committee, with the input of Cook & Co., reviews a range of salary adjustments and incentive plan payouts for the most recently concluded one- and three-year performance periods, and recommended targets for the upcoming one- and three-year performance periods based upon benchmarking studies for other CEOs within our peer group for benchmarking purposes.  Our compensation programs for executives take into account marketplace compensation for executive talent, internal equity with our employees, past practices, corporate, business unit and individual results, and the talents, skills, and experience of our individual executive officers.

The Committee begins by establishing target levels of total compensation for our executive officers for a given year.  The targets take into account and reflect the considerations discussed in more detail below, including the use of peer benchmarking, internal pay equity, and salary grade structure.  Once an overall target compensation level is established, the Committee considers the weight of each principal component of compensation within the intended total target compensation.  The principal components of compensation include base salary, annual bonus, stock options, performance shares, and restricted stock units, each of which is described in the next section of this proxy statement.

Generally, our programs are designed to increase the proportion of performance-based or “at-risk” pay as a percentage of total compensation as an executive’s responsibilities increase.  We believe that since our senior executives have more opportunity to affect our performance, our senior officers should be held most accountable for results.  Accordingly, our overall performance will be enhanced by ensuring that a larger portion of the compensation opportunity provided to the most senior officers is tied to our performance.

At the beginning of each performance period, the Committee establishes, in consultation with management, and in consideration of the annual budget and long-term strategic plan approved by the full Board of Directors, performance criteria compensating the corporation’s executives.  At the conclusion of a performance period, our performance is measured under the pre-established criteria for such program.  We utilize multiple measures of performance under our programs to ensure that no single aspect of performance is rewarded in isolation among the various performance criteria affecting shareholder value.  We believe this approach results in a balanced evaluation of executive performance and prevents performance incentives from being distorted in a manner that may adversely affect our operations.  In Fiscal 2010, we utilized the following measures of overall performance in evaluating performance-based compensation:

•	operating profit;
•	return on average trade working capital;
•	earnings per share; and
•	return on invested capital

We have not entered into employment agreements with our named executive officers that determine the amount of their annual compensation.  Compensation for these officers is set by the Committee as described above.

Components of Executive Compensation

Our executive compensation program has five principal components that are intended, collectively, to compensate and create incentives for our executives with respect to annual and long-term performance.  These five principal components are: base salary, annual cash incentives, awards of stock options, performance shares, and restricted stock units.  In addition to these principal components, we also provide our executives with retirement, health, and other personal benefits as described below.

Salary.  Base salary is an important component of our executive compensation program, and is intended to provide our executive officers with a level of stable income that is competitive within our peer group.  There are also motivational and reward aspects to base salary, as base salary can be adjusted from year to year to account for considerations such as individual performance and time in position.  Base salary is also a factor in determining the amount of awards under, and eligibility to participate in, many of our compensation and benefits arrangements.  The Committee establishes base salaries for our named executive officers annually at its first meeting of the fiscal year.  Salaries are benchmarked against peer group survey data for other executive officer benchmark positions.  The competitive objective for the salary range midpoint is the 50th percentile of market data for companies in our peer group.

Cash Bonuses.  We establish annual cash bonus incentives for our executives and managers to achieve selected financial, strategic, and other business goals.  This plan is intended to link employee pay to the performance of the business and reward employees for improvements in profitability and asset utilization.

The annual cash bonus formula calculates a payout accounting for two-thirds of annual cash incentive opportunity that is based on profitability and application of a multiplier based on trade working capital performance.  This formula is intended to drive an appropriate balance under which trade working capital compliments but does not offset profit performance.  One-third of the annual cash incentive opportunity is variable, based on executives’ and managers’ performance measured against a variety of individual performance objectives that are established early in the fiscal year and designed to align with our overall business plans.  Individual objectives for named executive officers consist of non-financial goals, such as leadership development and operational excellence, as well as business unit or function-specific operational goals.  The degree of difficulty in achieving the individual goals varies.

For Fiscal 2010, P&H Mining Equipment achieved a payout factor of 1.8 times the amount available for target performance.  Joy Mining Machinery achieved 2.0 times the amount available for target performance.  Finally, Joy Global achieved a payout factor of 2.0 times the amount available for target performance.

In Fiscal 2010 the payout factors for the remaining one-third of the incentive opportunity varied among executives and managers based upon the Committee’s assessments of their performance against the individual performance goals and objectives.

Stock Options.  The Committee believes that stock options are an important component of a sound compensation program that help to further align management’s interests with those of our shareholders and to increase executive stock ownership.  In Fiscal 2010, stock options were granted to 148 employees, including executive officers.  Stock options vest in three equal annual installments beginning on the first anniversary of the date of the grant and expire 10 years after the grant date.  The Committee determines the number of stock options to grant to each executive officer after consultation with Cook & Co. regarding the option grant practices of peer group/similar companies for comparably placed executives.  Since 2005, the Committee has consistently granted stock options at its first meeting of the fiscal year, which has typically taken place between mid-November and early December.  In the case of new hires, option grants are made on the date of commencement of employment or the date of Committee approval, whichever is later.  The exercise price of all stock options is the closing market price on the date of the grant.

Performance Shares.  The Committee grants performance shares in order to provide executive officers and other senior management with long-term incentives to improve the quality of earnings.  The Committee believes that the performance share award program serves as a powerful retention tool and motivates senior management to attain performance levels linked to long-term returns for our shareholders.  In Fiscal 2010, performance shares were granted to 50 executive officers and other senior managers.  As with our stock options, performance shares were granted at the Committee’s first regularly scheduled meeting of Fiscal 2010, or in the case of new hires, grants were made on the date of commencement of employment or the date of Committee approval, whichever was later.  For the performance shares granted in Fiscal 2010, the performance measure for awards was average diluted earnings per share corresponding to average net sales results.  The Committee, with the assistance of the CEO, annually determines performance objectives and sets the baseline number of performance shares to be awarded based on the attainment of these objectives.  In establishing this baseline, the Committee considers the scope of the duties performed by the executive, as well as compensation relative to our other employees and for comparable positions within our peer group.

Performance shares are determined to be earned and awarded at the end of a three-year fiscal cycle.  The award cycle for performance shares granted during Fiscal 2010 is the three-year period concluding at the end of Fiscal 2012.  For performance share awards granted during Fiscal 2010, payout will depend upon achievement of threshold, target, or maximum amounts of average diluted earnings per share, as calculated over the three-year performance cycle, which vary based on average net sales over the course of the performance cycle.  Consistent with our focus on profitability, the Committee selected these performance measures in order to reward improvements in earnings relative to net sales.

At the end of the performance cycle, the Committee determines the payout amount for each performance category by comparing our results to a sliding payout scale from 0% to 150%.  This scale, which results in payouts of 50%, 100%, and 150% for the achievement of threshold, target, and maximum levels of average diluted earnings per share at the applicable amount of average net sales, respectively, was adopted to reward improvements in our performance over multiple years.

Restricted Stock Units.  The Committee believes that restricted stock unit grants play an important role in retaining our senior management and facilitating the accumulation of a significant ownership stake in the corporation in order to align management’s interests with those of our shareholders.  Restricted stock units were granted to 131 executive officers and other senior managers in Fiscal 2010.  These restricted stock units vest in three equal annual installments on the third, fourth, and fifth anniversaries of the grant date.  As with our stock options and performance shares, for all named executive officers then employed by us, these restricted stock units were granted at the Committee’s first regularly scheduled meeting of Fiscal 2010, or in the case of new hires, grants were made on the date of commencement of employment or the date of Committee approval, whichever was later.

Retirement Plans.  Executive officers participate in the full range of benefits and are covered by the same plans (with exceptions noted) on the same terms as provided to all U.S. salaried employees.  The plans are designed to provide replacement income upon retirement.  We target our overall benefits to be competitive with median levels at leading manufacturing companies (a group that is somewhat broader than the compensation peer group used for pay comparisons).  These benefits consist of:

•	annual accruals under our defined benefit pension plans (for employees starting before May 1, 2005);

•	annual contributions to retirement savings plans (for employees starting on or after May 1, 2005); and

•	annual matching contributions to retirement savings plans (for all employees).

Both our defined benefit pension program and our defined contribution retirement savings program include supplemental plans for our executives, that allow us to provide benefits comparable to those that would be available under our tax-qualified plans if federal income tax rules applicable to retirement benefits did not include limits on covered compensation and benefits under tax-qualified plans.  The supplemental plans thus restore benefits that would otherwise be available under the tax-qualified plans in which all of our U.S. salaried employees are eligible to participate.  The supplemental plans use the same benefit formulas as our broad-based tax-qualified plans, and use the same types of compensation to determine benefit amounts.  Amounts earned under long-term incentive programs are not included when determining retirement benefits for any employee, including executives.  We do not pay above-market or preferential interest or dividend rates under any of our plans or programs.

Perquisites.  We provide our executive officers with the following perquisites to support our efforts to attract and retain executive talent:

•
Company car.  We pay the cost of a leased vehicle, up to $1,300 per month ($1,400 in the case of the Chief Executive Officer), and reimburse the executive officer for the cost of gasoline, routine maintenance, and replacement of normal wear-and-tear items.

•
Club membership.  We reimburse executive officers for the initiation fees and annual or monthly dues for belonging to either an appropriate country club or social club.  We also reimburse the annual membership costs for one airline club.

•	Relocation. We reimburse executive officers for the cost of relocation under the same policy and guidelines as all other full-time salaried employees who are hired or transferred at our request.

•	Financial planning and tax preparation. We reimburse executive officers for the cost of annual tax preparation and reasonable financial and estate planning.

•	Annual physical exam. We reimburse executive officers for the cost of an annual executive physical and health screening to the extent these charges are not covered by medical.

•	Home office. We reimburse executive officers for reasonable costs associated with a home office, including fax machines and telephone charges.

Determining Composition of Compensation

We target a total compensation mix for executive officers that is designed to attract, motivate and retain experienced and talented executives who are capable of achieving the corporation’s short-term and long-term strategic and financial objectives, thereby increasing shareholder value.

Using market compensation data provided by Cook & Co. at the beginning of Fiscal 2010, the cash compensation opportunity (i.e., salary plus annual cash incentive) of our compensation program is targeted between the median and 75th percentile.  Using the same market compensation data, the Committee determined that the grant date value of equity awards should, in the aggregate, approximate 1.5 times annual cash compensation for Mr. Sutherlin as the Chief Executive Officer, and should approximate 1.0 times annual cash compensation for the other named executive officers who would not be retiring or otherwise departing in Fiscal 2010.

Of the compensation attributable to equity awards, the Committee determined that for Mr. Sutherlin and the other named executive officers who were not expected to retire or otherwise depart in Fiscal 2010, approximately 50% of the grant date value of compensation should be derived from stock options, 25% from performance shares, and 25% from restricted stock units.  These percentages were selected to balance incentives between short and long-term performance in order to better align executive officers’ interests with those of our shareholders, increase management’s focus on attaining the full spectrum of our business objectives, and facilitate retention of key talent.

The overall mix of compensation reflects the Committee’s intention for named executive officers to have the highest percentage of their total compensation opportunity at risk, and in particular, subject to our long-term performance and changes in shareholder value.  Although we evaluate our compensation practices for potential risks, in light of the compensation mix described herein, the nature of our business, and our organizational structure, the Committee does not believe that our individual compensation policies or our overall compensation practices present risks that may have a material adverse effect on our business, results of operations, or liquidity.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus (1)	Stock awards (2)	Option awards (2)	Non-equity incentive plan compensation (3)	Change in pension value and nonqualified deferred compensation earnings (4)	All other compensation (5)	Total ($)

Michael W. Sutherlin Chief Executive Officer	2010	$890,833	$80,000	$1,161,820	$1,019,400	$1,781,667	$595,000	$111,353	$5,640,073
	2009	$828,333	$100,000	$1,084,500	$1,292,400	$1,474,433	$605,000	$138,510	$5,523,176
	2008	$737,500	$56,706	$1,194,270	$1,166,840	$1,180,000	$52,000	$44,538	$4,431,854

Michael S. Olsen Chief Financial Officer	2010	$395,833	-	$316,860	$254,850	$554,167	$606,000	$37,494	$2,165,204
	2009	$364,741	-	$303,660	$359,000	$439,886	$1,353,000	$112,352	$2,932,639

Randal W. Baker President of P&H Mining Equipment	2010	$530,218	-	$528,100	$424,750	$749,952	-	$99,728	$2,332,748

Edward L. Doheny II President of Joy Mining Machinery	2010	$516,031	-	$380,232	$339,800	$722,443	-	$117,819	$2,076,325
	2009	$469,021	-	$390,420	$466,700	$588,999	-	$83,741	$1,998,881
	2008	$458,568	-	$909,920	$376,400	$550,292	-	$78,513	$2,373,693

Sean D. Major Executive Vice President, General Counsel and Secretary	2010	$371,167	-	$264,050	$237,860	$445,400	-	$111,226	$1,429,703
	2009	$347,833	-	$281,970	$323,100	$371,486	-	$130,520	$1,454,909

(1)
The amounts shown in this column represent additional bonuses paid at the discretion of the Human Resources and Nominating Committee of our Board of Directors, over and above amounts earned through satisfaction of the performance measures in our annual cash incentive plan.

(2)
Stock awards consist of performance awards and restricted stock unit awards.  The amounts reflected in the stock and option awards columns and corresponding disclosure in the total compensation column reflect the aggregate grant date fair value of stock and option awards we granted in Fiscal 2010, computed in accordance with Financial Accounting Standards Board Accounting Standards Certification Topic 718, “Accounting for Stock Compensation” (“FASB ASC Topic 718”).  All assumptions made in the valuation of stock awards and option awards for financial statement reporting purposes in accordance with FASB ASC Topic 718 are discussed in Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended October 29, 2010.

(3)
All amounts shown represent earnings for services performed during the fiscal year under our annual cash incentive plan described on page 25, except that 30% of the award for Messrs. Baker and Doheny were based on the payout factor for Joy Global Inc. and 70% of the award was based on the payout factor of P&H Mining Equipment and Joy Mining Machinery, respectively.  None of the named executive officers had any earnings on outstanding awards for any prior fiscal years.

(4)	The amounts shown represent the change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit pension plans.

Executive officer		Change in actuarial pension value

	2010	$595,000
Mr. Sutherlin	2009	$605,000
	2008	$52,000

Mr. Olsen	2010	$606,000
	2009	$1,353,000

Mr. Baker	2010	-

	2010	-
Mr. Doheny	2009	-
	2008	-

Mr. Major	2010	-
	2009	-

(5)	We provide our named executive officers with certain additional compensation, which is reflected in the All Other Compensation Table below.

Executive Officer		Perquisites (1)	Tax Reimbursement (2)	Company Contributions to Defined Contribution Plans (3)	Total "All Other Compensation"

	2010	$62,467	$48,886	-	$111,353
Mr. Sutherlin	2009	$77,620	$60,890	-	$138,510
	2008	$25,622	$18,916	-	$44,538

Mr. Olsen	2010	$16,820	$13,324	$7,350	$37,494
	2009	$84,037	$20,965	$7,350	$112,352

Mr. Baker	2010	$50,106	$32,472	$17,150	$99,728

	2010	$42,382	$27,204	$48,233	$117,819
Mr. Doheny	2009	$36,091	$20,828	$26,822	$83,741
	2008	$33,378	$20,916	$24,219	$78,513

Mr. Major	2010	$43,184	$33,612	$34,430	$111,226
	2009	$60,900	$47,645	$21,975	$130,520

(1)	See the Perquisites Table below for additional information regarding the identification and quantification of perquisites and personal benefits paid to named executive officers.

Perquisites

Executive Officer		Car Expense	Country Club Dues	Relocation Expense	Other (i)	Total Perquisites

	2010	$27,577	$9,382	$17,763	$7,745	$62,467
Mr. Sutherlin	2009	$23,420	$7,805	$41,270	$5,125	$77,620
	2008	$16,672	$5,307	$2,893	$750	$25,622

Mr. Olsen	2010	$16,820	-	-	-	$16,820
	2009	$11,288	-	$72,749	-	$84,037

Mr. Baker	2010	$17,943	-	$31,413	$750	$50,106

	2010	$15,671	$11,739	-	$14,972	$42,382
Mr. Doheny	2009	$15,506	$13,671	-	$6,914	$36,091
	2008	$15,504	$17,124	-	$750	$33,378

Mr. Major	2010	$33,874	$7,525	-	$1,785	$43,184
	2009	$18,896	$38,729	-	$3,275	$60,900

(i)	This column reports amounts reimbursed for payment of financial planning and tax preparation; physical examinations; and home office expenses.

(2)
This column reports amounts reimbursed for the payment of taxes with respect to: personal use of car; country club dues; financial planning and tax preparation services; physical examinations; and relocation expenses.

(3)
All company contributions reflected for Fiscal 2009 and Fiscal 2010 for Mr. Olsen constitute matching 401(k) contributions.  The amount reflected for Fiscal 2010 for Mr. Doheny consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account, and $31,083 in company contributions to his defined contribution supplemental executive retirement plan account.  The amount reflected for Fiscal 2009 for Mr. Doheny consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account, and $9,672 in company contributions to his defined contribution supplemental; executive retirement plan account.  The amount reflected for Fiscal 2010 for Mr. Major consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account, and $17,280 in company contributions to his defined contribution supplemental executive retirement plan account.  The amount reflected for Fiscal 2009 for Mr. Major consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account, and $4,825 in company contributions to his defined contribution supplemental executive retirement plan account.  All company contributions reflected for Fiscal 2008 for Mr. Doheny consist of $4,725 in matching 401(k) contributions, $10,854 in company contributions to his Joy Global Retirement Savings Plan account, and $8,640 in company contributions to his defined contribution supplemental executive retirement plan account.  The amount reflected for Fiscal 2010 for Mr. Baker consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account.  The Joy Global Retirement Savings Plan is discussed under Pension Benefits as of Fiscal 2010, beginning on page 35.  The defined contribution supplemental executive retirement plan is discussed under Nonqualified Deferred Compensation During Fiscal 2010, on page 37.

Grants of Plan-Based Awards in Fiscal 2010

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (1)
Name	Grant date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other stock awards; number of shares of stock or units (2)	All other options: number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards

Mr. Sutherlin		$0	$890,833	$1,781,667
	12/07/09				5,500	11,000	16,500				$580,910
	12/07/09							11,000			$580,910
	12/07/09								60,000	$52.81	$1,019,400

Mr. Olsen		$0	$277,083	$554,167
	12/07/09				1,500	3,000	4,500				$158,430
	12/07/09							3,000			$158,430
	12/07/09								15,000	$52.81	$254,850

Mr. Baker		$0	$403,200	$806,400
	12/07/09				2,500	5,000	7,500				$264,050
	12/07/09							5,000			$264,050
	12/07/09								25,000	$52.81	$424,750

Mr. Doheny		$0	$361,222	$722,443
	12/07/09				1,800	3,600	5,400				$190,116
	12/07/09							3,600			$190,116
	12/07/09								20,000	$52.81	$339,800

Mr. Major		$0	$222,700	$445,400
	12/07/09				1,250	2,500	3,750				$132,025
	12/07/09							2,500			$132,025
	12/07/09								14,000	$52.81	$237,860

(1)	Fiscal 2010 performance shares awards that have a three-year award cycle.

(2)	Fiscal 2010 restricted stock unit awards that vest in thirds on the third, fourth, and fifth anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable (1)	Equity incentive plan awards number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (2)	Market value of shares or units of stock that have not vested (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (5)

Mr. Sutherlin	100,000	-		$41.25	11/13/2016
	41,334	20,666		$56.87	12/03/2017
	-	120,000		$21.69	12/08/2018
	-	60,000		$52.81	12/07/2019
						67,431	$4,784,229	83,700	$5,938,515

Mr. Olsen	4,500	-		$30.39	11/14/2015
	8,000	-		$41.25	11/13/2016
	6,667	3,333		$56.87	12/03/2017
	167	33,333		$21.69	12/08/2018
	-	15,000		$52.81	12/07/2019
						12,574	$892,125	21,000	$1,489,950

Mr. Baker	-	25,000		$52.81	12/07/2019
						5,062	$359,149	9,000	$638,550

Mr. Doheny	30,000	-		$66.99	05/01/2016
	27,600	-		$41.25	11/13/2016
	13,334	6,666		$56.87	12/03/2017
	21,667	43,333		$21.69	12/08/2018
	-	20,000		$52.81	12/07/2019
						28,168	$1,998,520	33,480	$2,375,406

Mr. Major	10,000	5,000		$56.87	12/03/2017
	-	30,000		$21.69	12/08/2018
	-	14,000		$52.81	12/07/2019
						14,159	$1,004,581	21,600	$1,532,520

(1)	The unexercisable options shown above vest on the following schedule:

Option expiration date shown above	Vesting of options currently unexercisable

12/03/2017	All became vested on December 3, 2010

12/08/2018	One half on December 8 in each of 2010 and 2011

12/07/2019	One third on December 7 in each of 2010, 2011 and 2012

(2)
All amounts shown in this column represent restricted stock units, including additional restricted stock units earned in-kind in lieu of dividends, at the same dividend rate as outstanding shares of our Common Stock.

(3)	Calculated using the closing price of the Common Stock on October 29, 2010, the last day of our 2010 fiscal year.

(4)
All amounts in this column represent performance shares from the Fiscal 2008, Fiscal 2009, and Fiscal 2010 awards, which are shown at maximum payout, but had not yet been distributed as of October 29, 2010.

(5)
The payout values shown in this column are based on achieving maximum performance goals for the three-year performance periods ending Fiscal 2010, Fiscal 2011, and Fiscal 2012, and are calculated using the closing price of the Common Stock on October 29, 2010, the last day of our 2010 fiscal year.

Option Exercises and Stock Vested in Fiscal 2010

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($)

(a)	(b)	(c)	(d)	(e)
Mr. Sutherlin	71,200	$2,447,960	28.940	$2,115,631
Mr. Olsen	16,500	$536,250	7,088	$498,387
Mr. Baker	-	-	-	-
Mr. Doheny	-	-	12,233	$959,757
Mr. Major	25,000	$641,700	5,370	$437,254

(1)	Includes restricted stock unit awards and performance shares vested in Fiscal 2010.

Pension Benefits as of Fiscal 2010

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
Mr. Sutherlin	Joy Global Pension Plan	8	$239,000	-

	Joy Global Supplemental Executive Retirement Plan	8	$1,510,000	-

Mr. Olsen	Joy Global Pension Plan	31	$1,105,000	-

	Joy Global Supplemental Executive Retirement Plan	31	$1,626,000	-

Mr. Baker (1)	-	-	-	-

Mr. Doheny (1)	-	-	-	-

Mr. Major (1)	-	-	-	-

(1)
Messrs. Baker, Doheny, and Major do not participate in any of our defined benefit pension plans, as each was hired after May 1, 2005, the date on which the Joy Global Pension Plan closed to new employees.

Material terms of the plans

Our named executive officers that began their employment with us prior to May 1, 2005 participate in a number of defined benefit pension plans.  These include the Joy Global Pension Plan, which is a broad-based plan qualified under the Internal Revenue Code.  Non-union employees, including executive officers, hired on or after May 1, 2005 are not eligible to participate in the Joy Global Pension Plan.  Instead, these employees participate in the Joy Global Retirement Savings Plan and we contribute a fixed amount to each participating employee’s plan account equal to four percent (4%) of the employee’s compensation.  Employee accounts become fully vested after three years of service.  In addition to these tax-qualified plans, our executive officers participate in supplemental executive retirement plans so that the annual compensation limits imposed on tax-qualified plans under the Internal Revenue Code do not reduce the overall retirement plan benefits earned under the formulas provided by our tax-qualified plans.

Joy Global Pension Plan.  This plan entitles employees with at least five years of service to receive monthly payments equal to a percentage of the employee’s average salary and bonus (including amounts shown as non-equity incentive compensation in the Summary Compensation Table) over the highest 60 consecutive calendar month period during the last 120 consecutive calendar months of service.  The monthly benefit amount is calculated by taking these final average earnings (FAE) and multiplying by 1.5% and then multiplying the result by years of service (YOS).  These benefits under the plan are offset by an amount equal to 1.25% per year of service (up to a maximum of 50%) of the estimated Social Security benefit.  The normal retirement age under the plan is 65.

Supplemental Executive Retirement Plans.  These are non-qualified plans structured to provide our eligible executives (and other employees with eligible compensation exceeding the annual limits on tax-qualified plans) with a retirement benefit equal to what they would have received if the tax-qualified Joy Global pension plans did not reflect the annual income limits imposed under U.S. federal tax regulations.  These plans have the same requirements regarding eligibility for participation and retirement as our tax-qualified plans.

Years of service

Our general policy is to grant extra years of credited service only where justified by special circumstances.

Valuation method and material assumptions

Please see Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 29, 2010, for a discussion of the pension obligation valuation method underlying the amounts shown above and all material assumptions applied in quantifying the present value of the current accrued benefit.

Nonqualified Deferred Compensation During Fiscal 2010

Name	Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY (3)	Aggregate withdrawals/distributions	Aggregate balance at last FYE
Mr. Sutherlin (1)	$758,138	$0	$2,752,446	$0	$9,544,762
Mr. Olsen	-	-	-	-	-
Mr. Baker (2)	-	-	-	-	-
Mr. Doheny (2)	-	$31,083	$6,076	-	$57,726
Mr. Major (2)	-	$17,280	$2,741	-	$28,040

(1)	The amount shown as executive contributions represents deferred stock units created in Fiscal 2010 in connection with the vesting of restricted stock units.

(2)
All amounts shown relate to the respective named executive officer’s participation in the defined contribution supplemental executive retirement plan described below.  The earnings reported above, which are based on the performance of the retirement savings plan investments selected by the respective officer, are not considered to be at a preferential rate and accordingly are not reported as Fiscal 2010 compensation in the Summary Compensation Table.  Company contributions in the last fiscal year to the defined contribution supplemental executive retirement plan are reported in the Summary Compensation Table in the All other compensation column.

(3)
The aggregate earnings shown represent the increase/decrease in the value of the deferred stock units during Fiscal 2010 as well as additional deferred stock units earned in lieu of dividends at a non-preferential rate.  The value of these earnings attributable to deferred stock units paid in lieu of dividends are as follows:

Executive officer	Value of Deferred Stock Units awarded in lieu of dividends
Mr. Sutherlin	$93,628

The amount shown as aggregate withdrawals/distributions relate to the distribution of shares in satisfaction of deferred stock units during Fiscal 2010.  All dollar amounts shown are based on the Nasdaq market price per share applicable on the relevant date.  None of the amounts included in this column were above-market or preferential earnings, as those terms are defined in applicable SEC rules.  Accordingly, these earnings are not reflected in the Summary Compensation Table.

Description of nonqualified deferred compensation arrangements

We maintain a defined contribution supplemental executive retirement plan (“SERP”) for employees hired after May 1, 2005.

All employees including executive officers not eligible to participate in our defined benefit pension plans because they were hired after May 1, 2005, are eligible to participate in both (1) a tax-qualified defined contribution plan and (2) the non-qualified defined contribution SERP, which is  designed to supplement the tax-qualified plan.  Together, the plans are structured so that we contribute to each participating employee’s plan account based on a percentage of the employee’s compensation.  In Fiscal 2008 the contribution calculation was changed from a service-based formula to 4% of the executive officer’s compensation.

The tax-qualified plan is subject to limits on eligible compensation that are set annually by the Internal Revenue Service.  So that executive officers and other employees whose compensation exceeds the annual compensation limits receive the full percentage targeted by our defined contribution program, our non-qualified defined contribution SERP credits each eligible employee’s plan account with the difference between (A) the amount resulting from applying the targeted percentage to the employee’s eligible compensation and (B) the amount that we may lawfully contribute to the tax-qualified defined contribution plan.  Amounts earned on an employee’s plan account depend on the investment choice made by the employee, who may choose from among the same investment options available under the tax-qualified plan.  As with the tax-qualified plan, the employee may change his investment choice as often as he or she may choose.  The defined contribution SERP provides for distributions as a lump sum paid 180 days after separation from service and requires five years of service to become vested.

Potential Payments Upon Termination or Change-in-Control at Fiscal 2010 Year-End

Name	Death or Disability (1), (2)	Involuntary Termination Without Cause (2), (3)	Change of Control (4), (5), (6)

Mr. Sutherlin
Severance	$0	$0	$8,997,732
Welfare Benefits	$0	$0	$53,506
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$19,341,022	$3,714,233	$21,341,812
Total	$19,341,022	$3,714,233	$30,443,050

Mr. Olsen
Severance	$0	$0	$2,119,658
Welfare Benefits	$0	$0	$41,540
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$4,311,895	$936,540	$4,865,305
Total	$4,311,895	$936,540	$7,076,503

Mr. Baker
Severance	$0	$0	$2,260,800
Welfare Benefits	$0	$0	$42,842
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$1,025,499	$212,850	$1,451,199
Total	$1,025,499	$212,850	$3,804,841

Mr. Doheny
Severance	$0	$0	$2,816,997
Welfare Benefits	$0	$0	$39,356
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$8,341,402	$1,558,062	$9,031,036
Total	$8,341,402	$1,558,062	$11,937,389

Mr. Major
Severance	$0	$0	$1,864,458
Welfare Benefits	$0	$0	$40,003
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$3,926,651	$979,110	$4,416,206
Total	$3,926,651	$979,110	$6,370,667

(1)
In the event of a termination of employment due to death or disability, unvested stock options and restricted stock units are vested in full, and a pro rata number of performance shares may be earned based on actual performance over the performance period.

(2)	Based on performance through Fiscal 2010 performance share awards were assumed to be earned as follows: 2008 award at 150%, 2009 award at 180%, and 2010 award at 180%.

(3)
Other than at the discretion of the Human Resources and Nominating Committee exercised at the time of the event of termination, an executive that is involuntarily terminated without cause will forfeit all unvested stock options and restricted stock units.  A pro rata number of performance shares may be earned based on actual performance over the performance period.

(4)	This triggering event requires both a “change of control” and within three years thereafter either a termination by the executive for “good reason” or by the corporation without “cause.”

(5)
In the event of an involuntary termination without cause or a voluntary termination for good reason in connection with a change in control, unvested stock options and restricted stock units are vested in full and performance shares pay out at the higher of (i) the full number earned based on performance as of the date of the change in control, or (ii) the pro rata target number of performance shares.  Based on performance through Fiscal 2010 the maximum number of performance shares would be earned at the same payout level assumed in Footnote 2.

(6)
Estimated total values are based on the highest gross amount of change in control benefit payable under the applicable change in control employment agreement assuming that no reduction would apply.  Actual amounts will depend on the individual tax circumstances of each executive and may be lower than the values shown in the table depending on whether payment would trigger any federal excise tax.  If federal excise tax is triggered, the agreements provide for a reduction in payments if the executive would receive a greater net benefit by reducing the amount to a level that would eliminate any federal excise tax.

Triggering Events

Our Change of Control Employment Agreements and Equity Awards Agreements with our named executive officers define the termination events reflected in the table above as follows:

Change of Control.  Any of the following would constitute a change of control under our Change of Control Employment Agreements and our Equity Awards Agreements:

•
any individual, entity, or group acquires beneficial ownership of 40% or more of either our outstanding shares of Common Stock or the combined voting power of our outstanding voting securities, subject to limited exceptions;

•
a majority of the Board no longer consists of our current directors and other directors whose nomination or election was approved by a vote of at least a majority of the current directors and other similarly approved directors;

•	we are party to a business combination transaction; or

•	our shareholders approve a complete liquidation or dissolution of the corporation.

Good Reason.  Any of the following would constitute termination by the executive for good reason under the Change of Control Employment Agreements we have with each of our named executive officers:

•	assignment of duties inconsistent with the executive’s current position, authority, duties, or responsibilities;

•	failure to pay the compensation called for by the particular Change of Control Employment Agreement or substantially altering employee benefits from those currently provided;

•	requiring relocation to an office at least 35 miles away, to a location other than our principal executive offices, or to travel substantially more on our business;

•	Termination other than as permitted in the applicable Change of Control Employment Agreement; or

•	our successor’s failure to adhere to the terms of the applicable Change of Control Employment Agreement.

Other definitions.  For the purposes of the table above, these terms have the following meanings:

•	“Disability” generally refers to a total and permanent incapacity of the executive to perform his or her duties.

•
“Cause” generally refers to: (A) willful and continued failure to perform employment duties in any material respect; (B) willfully engaging in illegal conduct or gross misconduct that materially harms us; or (C) conviction of, or a plea of guilty or no contest to, a felony (other than a traffic-related violation).

•	“Retirement” refers to either normal or early retirement from active employment with us or one of our subsidiaries under the retirement provisions of our pension plan.

Change of Control Payments

Change of Control Employment Agreements.  We have entered into Change of Control Employment Agreements with each of our named executive officers.  The agreements provide that, in the event of a “change of control” (as defined in the agreements and summarized above), termination of the executive’s employment during the three years following the change of control, either by the executive for good reason or by us without cause (as such terms are defined in the agreements and summarized above), we will pay the executive a lump sum equal to two times (three times in the case of the CEO) the sum of the executive's base salary and annual bonus.  In addition, we will provide the executive with outplacement services as well as medical insurance and other welfare benefits for a period of two years (three years in the case of the CEO).  We will also pay the executive accrued benefits as of the termination date, including a pro rata bonus, and compensate the executive for any issued stock options, performance shares, or restricted stock unit awards, as described below.  The Change of Control Employment Agreements also provide that, in the event the aggregate payment would cause a named executive officer to incur an excise tax obligation, we would reduce the aggregate payment to render the excise tax obligation inapplicable, rather than making a tax gross-up payment to such officer.

Equity Awards Agreements.  We have issued stock options, performance shares, and restricted stock awards pursuant to our 2007 Stock Incentive Plan (together, “Equity Awards”) to our named executive officers.  Each of the Equity Awards provides for a payment in the event of a “change in control,” as that term is defined in Section 9(b) of our 2007 Stock Inventive Plan.  This definition is substantively identical to the definition of “change of control” in our Change of Control Employment Agreements, and the summary above is equally applicable to each term.

Pursuant to the terms of our Nonqualified Stock Option Agreements, in the event of a change in control, we will accelerate the vesting of all outstanding stock options and make such options fully exercisable, so that the executive will be eligible to receive the difference between the market price at the time of the change in control and the exercise price per share of Common Stock underlying the option, multiplied by the number of options exercised.  Pursuant to the terms of our Performance Share Agreements, in the event of a change in control we will provide a lump sum cash payment equal to the greater of (i) the value of the performance shares earned as of the date of the change in control, or (ii) the value of the pro rata target number of performance shares through the date of the change in control.  In the event of a change in control, we will also cash out all outstanding restricted stock awards issued under our Restricted Stock Unit Award Agreements, irrespective of whether such awards are vested, by providing a cash payment equal to the product of the executive’s outstanding restricted stock awards multiplied by the value of the shares on the date of the change in control.

Each of our Equity Awards Agreements require the named executive officers party to such agreements to: (1) refrain from disclosing confidential information, knowledge, or data relating to us or our affiliates that the executive gains during the course of his or her employment; (2) refrain from acting as a consultant, advisor, officer, employee, or owner of more than 3% of the equity of specified competitors or any related company engaged in competition with us for a period of eighteen months beginning on the termination date; and (3) refrain from employing, soliciting the employment, or inducing for employment on behalf of any such competitor any person whom we have employed (other than a personal assistant hired to work directly for the executive) within the preceding three months for a period of two years beginning on the termination date.  In the event of a breach of any of the foregoing provisions, the executive’s stock options will expire and the executive will forfeit his or her right to receive performance shares or restricted stock unit awards.  In addition, we may be entitled to injunctive or other relief.

Director Compensation

Compensation for our non-employee directors is reviewed annually by the Committee with the assistance of Cook & Co., and set by action of the Board of Directors.  The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex, multinational corporation.

Directors who are not employees receive an annual retainer fee of $70,000, as well as a fee of $1,500 for each Board and Board committee meeting attended.  If the Chairman of the Board is not an employee of ours, he receives an additional annual retainer of $100,000.  The chairs of the Audit Committee and Human Resources and Nominating Committee receive additional annual retainer fees of $15,000 and $12,500, respectively.

In addition, as of the date of the annual meeting, each non-employee director receives a grant of restricted stock units awarded under our 2007 Stock Incentive Plan.  In Fiscal 2010, the number of restricted stock units granted to each non-employee director was equal to $75,000 divided by the then current market price of our Common Stock.  Restricted stock units granted in Fiscal 2010 to directors holding at least 10,000 shares of our common stock (including vested restricted stock units) will vest and become non-forfeitable one year after their grant and will be paid out on such date, unless the director elected to defer settlement of such units.  Restricted stock units granted in Fiscal 2010 to directors owning fewer than 10,000 shares (including vested restricted stock units) will vest and become non-forfeitable one year after their grant date and will be paid out one year after the director’s duties on the Board terminate.  Vesting of restricted stock units will be accelerated in the event a director’s service on the Board terminates by reason of the director’s death or disability or due to a change in control, and restricted stock units subject to acceleration in this manner will be settled as soon as practicable (but no more than 30 days) after such event.  Restricted stock units granted to directors prior to Fiscal 2010 became non-forfeitable one year after their grant and will be paid out one year after the director’s duties on the Board terminate.  Directors who are our employees earned no additional remuneration for their service as directors.  Our Corporate Governance Principles encourage directors to own shares of our Common Stock having a value at least equal to three times their annual cash retainer.  The terms of the restricted stock units granted annually to non-employee directors effectively require each non-employee director to hold an equity interest (either in shares of common stock or vested restricted stock units) in excess of this amount.

The following table summarizes the compensation of our non-employee directors during Fiscal 2010.

Non-Employee Director Compensation for Fiscal 2010

Name	Fees earned or paid in cash	Stock awards (1)(2)	Option awards (2)	All other compensation (3)	Total
Steven L. Gerard	$104,500	$75,000	-	-	$179,500
John N. Hanson	$183,500	$75,000	-	$67,500	$326,000
Ken C. Johnsen	$95,500	$75,000	-	-	$170,500
Gale E. Klappa	$112,000	$75,000	-	-	$187,000
Richard B. Loynd	$106,500	$75,000	-	-	$181,500
P. Eric Siegert	$97,000	$75,000	-	-	$172,000
James H. Tate	$106,000	$75,000	-	-	$181,000

(1)
The amounts shown in the Stock awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For each director, the grant date fair value of the restricted stock unit award granted on March 9, 2010 was $75,000.

(2)	Our non-employee directors serving during Fiscal 2010 had the following aggregate number of stock awards and option awards, respectively, outstanding at fiscal year end:

Name	Stock awards	Option awards
Mr. Gerard	31,976	-
Mr. Hanson	40,135	-
Mr. Johnsen	31,976	-
Mr. Klappa	8,207	-
Mr. Loynd	31,976	-
Mr. Siegert	31,976	-
Mr. Tate	31,976	-

(3)	Represents the dollar value of a life insurance premium we paid for a policy Mr. Hanson received when he was Chief Executive Officer.

Other Matters Relating to Executive Compensation

Accounting Considerations

In designing our compensatory programs, we consider the various accounting and disclosure rules associated with various forms of compensation as well as the share dilution and cash flow considerations associated with each program.  The Committee seeks to implement plans and policies that maximize financial efficiency and avoid unnecessary or excessive share dilution.  Each year, Cook & Co. conducts a study of the competitive share usage and dilution levels and the aggregate economic costs associated with our long-term incentive compensation, and the Committee considers this analysis when setting an annual budget.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct compensation in excess of $1 million that is paid in one year to “covered employees” which are our Chief Executive Officer and three other most highly compensated named executive officers at the end of the fiscal year, other than the Chief Financial Officer.  Section 162(m) provides exemptions from the deduction limit for compensation that qualifies as “performance-based compensation” or is paid after the executive leaves our employment.  The Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Committee's broader compensation objectives and overall compensation philosophy, but may consider other factors of greater importance than preserving deductibility for a particular form of compensation.

In Fiscal 2010, the Committee determined that it would end its former practice requiring deferral of the payout of equity incentive awards that we would be unable to deduct under Section 162(m).  The Committee determined that the administrative convenience of ceasing this practice outweighed the incremental cost that would be incurred by the loss of deductibility of compensation exceeding the limit imposed by Section 162(m).

Executive Stock Ownership

The Committee has established long-term ownership objectives for the Chief Executive Officer and the other executive officers equal to five times annual salary in the case of the Chief Executive Officer and two and one half times annual salary for the other executive officers.  These objectives serve to align management and shareholder interests.  The Committee considers the following forms of ownership for purposes of satisfying these objectives: shares held directly, shares received through a grant of equity awards, or shares held in a trust established by the executive.

Effect of Past Grants

Although the Committee annually monitors amounts realizable from prior compensation, such as prior option or stock awards, to date such prior compensation has not been given significant consideration in the Committee’s decisions setting other elements of compensation, such as retirement benefits.

Performance Measure Restatements

Although the Committee has not adopted any formal policy regarding the adjustment or recovery of awards or payments if the performance measures upon which those awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Committee’s general position is that no executive officer should be allowed to retain any benefit attributable to an error in the determination of a performance measure.

Human Resources and Nominating Committee Report

As detailed in its charter, the Human Resources and Nominating Committee of the Board of Directors oversees Joy Global’s compensation program on behalf of the Board.  In the performance of its oversight function, the Committee, among other things, has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into the corporation’s Annual Report on Form 10-K for the fiscal year ended October 29, 2010.

Respectfully,

Richard B. Loynd (Chair)
Steven L. Gerard
James H. Tate

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of the end of Fiscal 2010.  We have no securities to be issued or available for future issuance under equity compensation plans not approved by security holders.  All outstanding awards relate to Common Stock.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,846,686	$35.09	7,885,511	(2)

Notes:

(1)
Our 2003 Stock Incentive Plan was approved by shareholders at the 2003 annual meeting.  Our 2007 Stock Incentive Plan was approved by shareholders at the 2007 annual meeting.  The maximum number of shares of Common Stock that may be delivered under the 2007 Stock Incentive Plan is determined on the basis of a formula equal to the sum of the following: (a) 10,000,000; (b) the number of shares of Common Stock that we repurchase with stock option exercise proceeds after February 22, 2007 (the “Effective Time”); (c) the number of shares of Common Stock underlying any stock incentive award that is exercised or settled for cash, forfeited, or terminates, expires, or lapses without being exercised after the Effective Time; (d) the number of shares of Common Stock delivered to us by an optionee in satisfaction of the exercise price of any stock option after the Effective Time; and (e) the number of shares of Common Stock not delivered to a participant because such shares are used to satisfy an applicable tax withholding obligation after the Effective Time.

(2)
Includes 799,984 shares of Common Stock, which is the maximum number of shares that may be issued under performance share awards granted in Fiscal 2008, Fiscal 2009, and Fiscal 2010; 134,528 shares of Common Stock deliverable under performance share and restricted stock unit awards granted prior to Fiscal 2010 (including shares deliverable upon settlement of deferred stock units resulting from the deferral of performance share and restricted stock unit award payouts); and 681,501 shares of Common Stock that may be issued under outstanding restricted stock unit awards.

Related Party Transactions

Pursuant to our bylaws, we indemnify our officers and directors in the event claims are made against them arising out of their service as an officer or director.  In addition, we have entered into indemnification agreements with each of our officers and directors requiring us to indemnify them against claims made against them arising out of their service as an officer or director.  Other than these indemnification arrangements, there were no other relationships or related transactions during Fiscal 2009 involving any director or executive officer (or any members of their immediate families) to which we or any of our subsidiaries were a party that must be disclosed under SEC rules.

Our Worldwide Business Conduct Policy prohibits the following conflict of interest situations, unless approved in accordance with our Related Person Transactions Policy, as described below, or by the Chief Executive Officer with respect to those situations involving employees who are not executive officers or “Related Persons,” as defined in the Related Person Transactions Policy:

•	any ownership interest in any customer, supplier, or competitor, other than a nominal amount of stock in a publicly traded company;

•	any consulting or employment relationship with any customer, supplier, or competitor;

•	service on the board of directors of any customer, supplier, or competitor;

•	any outside business activity which competes with any of our businesses or that interferes with the director, officer, or employee’s duties and responsibilities;

•	supervising, reviewing, or having influence over the job evaluation, pay, or benefits of any close relative;

•	taking advantage of a corporate opportunity discovered in the course of employment with us;

•	selling anything to us or buying anything from us; and

•	using corporate assets for other business or personal endeavors.

Our Related Person Transactions Policy establishes procedures for the review and approval or ratification of all related person transactions, as defined by SEC rules.  The Related Person Transactions Policy requires the material facts of any proposed related person transaction to be submitted to the Chairman of the Audit Committee of the Board of Directors as soon as it is practicable to do so.  The Chairman of the Audit Committee shall then determine whether, based on the facts of the transaction, the question will be submitted to the full Audit Committee for further consideration.  The Audit Committee will approve related person transactions only when it determines that the transaction in question is not inconsistent with our best interests.

The Worldwide Business Conduct Policy and the Related Person Transactions Policy are posted on our website: www.joyglobal.com.

AUDIT COMMITTEE REPORT

The Audit Committee has presented the following report for inclusion in this proxy statement.

The Audit Committee operates under a written charter that is available on our website, www.joyglobal.com.  The Audit Committee's specific responsibilities are summarized under "Corporate Governance - Audit Committee and Audit Committee Financial Expert."

Management, the independent registered public accounting firm (“Independent Auditor”) and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting.  Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control.  Our Independent Auditor, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States.  In addition, the Independent Auditor is also responsible for expressing opinions on management’s assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting.  The Audit Committee is responsible for overseeing the conduct of these activities and appointing our Independent Auditor.  The Committee relies on the expertise and knowledge of management, the internal auditors and the Independent Auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our Independent Auditor.

In performing its responsibilities in Fiscal 2010, the Audit Committee met with the Independent Auditor eight times and met with management eight times.

Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Committee has reviewed and discussed the financial statements with management and the Independent Auditor.  The Committee discussed with the Independent Auditor the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AU Section 380 (Communication with Audit Committees).  This review included a discussion of the quality of the corporation’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in the corporation’s financial statements and the notes thereto.

The Committee has received the written disclosures and the letter from the Independent Auditor required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and the Committee discussed with the Independent Auditor that firm’s independence.  These disclosures and discussion informed the Committee of any relationships between Ernst & Young or any of its affiliates and the corporation or any persons in financial reporting oversight roles for the corporation in order to assist the Committee in evaluating Ernst & Young’s independence.

Based upon the Committee’s discussions with management and the Independent Auditor and the Committee’s review of the audited financial statements and the representations of management and the report of the Independent Auditor to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the corporation’s Annual Report on Form 10-K for the fiscal year ended October 29, 2010.

Respectfully,

Gale E. Klappa (Chair)
Steven L. Gerard
Ken C. Johnsen
P. Eric Siegert

AUDITORS, AUDIT FEES AND AUDITOR INDEPENDENCE

Ernst & Young LLP served as our Independent Auditor for Fiscal 2010.  A representative of Ernst & Young is expected to be present at the 2011 annual meeting and will be given the opportunity to make a statement and answer questions that may be asked by shareholders.

Audit Fees

Ernst & Young LLP billed us a total of $2,269,642 in fees for professional services rendered for the audit of our annual financial statements for Fiscal 2010, the audit of management’s assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q for Fiscal 2010.  These fees are for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements including the annual consolidated audit, foreign statutory audits, consents, and accounting consultation for matters that were addressed during the audit work.  Fees billed in this category for Fiscal 2009 totaled $2,384,874.

Audit-Related Fees

Ernst & Young LLP billed us a total of $8,200 in fees for audit-related services in Fiscal 2010.  These fees are for assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit including due diligence consultations, accounting consultations not specifically linked to audit work, and fees for access to electronic accounting research.  Fees billed in this category for Fiscal 2009 totaled $212,519.

Tax Fees

Ernst & Young LLP billed us a total of $698,000 in tax fees in Fiscal 2010.  These fees are for tax compliance, tax advice, and tax planning provided by Ernst & Young that are related to various federal, state, and international issues and entity restructuring.  Fees billed in this category for Fiscal 2009 totaled $515,273

All Other Fees

Ernst & Young LLP did not bill us for fees in the "All Other Fees" category in either Fiscal 2010 or Fiscal 2009.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee has established a policy to pre-approve the audit and non-audit services performed by the Independent Auditor in order to assure that the provision of such services does not impair the auditor's independence.  Based on information presented to the Audit Committee by Ernst & Young and our management, the Audit Committee has pre-approved defined audit, audit-related, tax, and other services for Fiscal 2011 up to specified cost levels.  Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.  The policy requires the Independent Auditor to provide detailed back-up documentation regarding the specific services to be provided.  The policy also prohibits the Independent Auditor from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.

Although Rule 2-01(c)(7)(i)(C) of Regulation S-X permits the Audit Committee to waive its pre-approval requirement under certain circumstances, the Audit Committee did not rely on that rule in approving any fees reported under the headings Audit-Related Fees, Tax Fees, and All Other Fees.

OTHER INFORMATION

Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 2011 annual meeting.  Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Submission of Shareholder Proposals

Shareholder proposals for the 2012 annual meeting must be received no later than September 28, 2011, at our principal executive offices, located at 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin, 53202, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy materials under and Exchange Act Rule 14a-8.  Under our bylaws, we must receive written notice of shareholder proposals for the 2012 annual meeting that are not intended to be considered for inclusion in next year's annual meeting proxy materials (shareholder proposals submitted outside the processes of Rules 14a-8 and 14a-11 under the Exchange Act) at such offices, directed to the attention of the Secretary, not less than 75 nor more than 105 days before the first anniversary of this year's meeting and the notice must contain the information specified in our bylaws.  If the 2011 annual meeting concludes as scheduled on March 8, 2011, such materials must be submitted no earlier than November 23, 2011, nor later than December 23, 2011.

Cost of Proxy Solicitation

We will pay the cost of preparing, printing, and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board.  In addition to using mail services, officers and other employees may solicit proxies in person and by telephone, e-mail, or facsimile transmission without receiving additional remuneration.  We may retain a professional proxy solicitation firm, and pay such firm its customary fee, to solicit proxies from direct holders and from banks, brokers, and other nominees having shares registered in their names that are beneficially owned by others.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the last fiscal year and Forms 5 and amendments thereto furnished to us with respect to the last fiscal year or written representations that no reports were required, we are not aware that any director, officer, or beneficial owner of more than 10% of our Common Stock failed during the last year to file a report required by Section 16(a) of the Exchange Act on a timely basis with one exception.  On January 7, 2010, Mr. Olsen filed a Form 4 to report the exercise of 16,500 stock options on December 22, 2009, and the sale on the same date of 14,025 shares, which was inadvertently reported 14 days late.

Annual Report on Form 10-K

A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended October 29, 2010 is provided along with this proxy statement.  We will provide an additional copy of such Annual Report to any shareholder, without charge, upon written request of such shareholder.  Such requests should be addressed to the attention of Shareholder Relations at Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.

By order of the Board of Directors.

SEAN D. MAJOR
Executive Vice President, General Counsel and Secretary

January 26, 2011

ANNEX A

JOY GLOBAL INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective April 1, 2011)

1.  Establishment and Purpose of Plan

(a)  Joy Global Inc. (the “Company”) hereby established the Joy Global Inc.  Employee Stock Purchase Plan (the “Plan”) to be effective as of April 1, 2011.  The Plan shall remain in effect until the earlier of the date that no additional shares of Common Stock are available for issuance under the Plan or the date that the Plan has been terminated in accordance with Section 14.

(b)  The purpose of the Plan is to provide an incentive for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock.  The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and that the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

2.  Definitions

As used in the Plan the following terms shall have the meanings set forth below:

(a)  “Administrator” means the Human Resources and Nominating Committee of the Board, which administers the Plan.

(b)  “Agent” means the person or entity designated by the Administrator to serve as the custodian and/or recordkeeper for purposes of the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(e)  “Common Stock” means the common stock, $1.00 par value, of the Company.

(f)  “Company” means Joy Global Inc., a Delaware corporation.

(g)  “Continuous Employment” means the absence of any interruption or termination of service as an Eligible Employee with the Company and/or its Participating Subsidiaries.  For purposes of the preceding sentence, an authorized leave of absence during which Eligible Compensation continues to be paid shall not be considered an interruption or termination of service.

(h)  “Eligible Compensation” means, with respect to each Participant for each pay period, the regular base earnings paid to the Participant by the Company and/or one or more Participating Subsidiaries from United States payroll during the Offering Period and before reductions are made for Code Section 125 and Section 401(k) plans maintained by the Company and/or its Participating Subsidiaries.  However, any overtime, incentive compensation, other bonus amounts, adders, allowances or premiums, commissions, relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, severance pay, cash payments in lieu of sick or vacation time benefits, income realized as a result of participation in any stock incentive or similar plan of the Company or any Participating Subsidiary or other item of extraordinary compensation as determined by the Administrator, shall be excluded for purposes of determining Eligible Compensation.

(i)  “Eligibility Date” means the date that precedes the Grant Date of an Offering Period, which is selected by the Administrator on a uniform and non-discriminatory basis for purposes of determining the group of Eligible Employees for that Offering Period.

(j)  “Eligible Employee” means an employee of the Company or one of its Participating Subsidiaries on the Eligibility Date who receives any Eligible Compensation.  For purposes of the preceding sentence, employees who are members of a collective bargaining unit shall be excluded as eligible employees under the Plan, unless their applicable collective bargaining agreement provides for participation in the Plan.

(k)  “Enrollment Period” means the period of time designated by the Administrator that precedes each Offering Period during which Eligible Employees may enroll for that next succeeding Offering Period.

(l)  “Exercise Price” means the price per share of Common Stock offered in a given Offering Period, which shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the Grant Date of such Offering Period, or (ii) 85% of the Fair Market Value of a share of the Common Stock on the Purchase Date of such Offering Period.

(m)  “Fair Market Value” means, with respect to a share of Common Stock as of any Grant Date or Purchase Date, the closing price of such Common Stock on the NASDAQ on such date, as reported in The Wall Street Journal.  In the event that such a closing price is not available for a Grant Date or a Purchase Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the NASDAQ on the last market day prior to such date or such other amount as may be determined by the Administrator by any fair and reasonable means.

(n)  “Grant Date” means the first NASDAQ market day of each Offering Period.

(o)  “Offering Period” has the meaning set forth in Section 7(a).

(p)  “Participant” means an Eligible Employee who has elected to participate in the Plan by submitting an enrollment agreement with the Company as provided in Section 5.

(q)  “Participating Subsidiary” means any Subsidiary not excluded from participation in the Plan by the Administrator, in its sole discretion.

(r)  “Purchase Date” means the last NASDAQ market day of each Offering Period at which time the option to purchase Common Stock is exercised.

(s)  “Subsidiary” means any domestic corporation (or other form of business association that is treated as a corporation for tax purposes) of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto, whether or not such corporation now exists or is hereafter organized by the Company or a Subsidiary.

3.  Shares Reserved for the Plan

The Company shall reserve for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 13.  Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares.  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.  If and to the extent that any option to purchase shares of Common Stock shall not be exercised for any reason, or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan, unless the Plan shall have been terminated.  If the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (a) the number of shares of Common Stock that were available for sale under the Plan on the Grant Date of the applicable Offering Period or (b) the number of shares of Common Stock available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Common Stock available for purchase on such Grant Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect pursuant to Section 14.  The Company may make a pro rata allocation of the Common Stock available on the Grant Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Grant Date.

4.  Administration of the Plan

(a)  The Administrator shall have the full and exclusive discretionary power and authority to construe, interpret and apply the terms of the Plan and any agreement or instrument entered into under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in the Plan, or to reconcile any inconsistency in this Plan and any option to purchase shares granted hereunder, to determine eligibility, to adjudicate all disputed claims, and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s actions and determinations with respect to the foregoing shall be final, conclusive and binding on all persons.  If the Administrator is a committee of people, the act or determination of a majority of the members of the Administrator shall be deemed to be the act or determination of the entire Administrator.

(b)  The Administrator may, in its discretion, request advice or assistance, or employ such other persons as it deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

5.  Election to Participate in the Plan

(a)  Subject to limitations imposed by Section 423(b) of the Code, each Eligible Employee shall be eligible to participate in the Plan for the next succeeding Offering Period by completing an enrollment agreement in the manner specified by the Administrator and submitting such enrollment agreement with the Administrator during the Enrollment Period prior to the applicable Grant Date.

(b)  Unless a Participant withdraws from participation in the Plan as provided in Section 9 or authorizes a different payroll deduction by submitting a new enrollment agreement during the Enrollment Period for a succeeding Offering Period, a Participant who is participating in an Offering Period as of its Purchase Date shall be deemed to have (i) elected to participate in the immediately succeeding Offering Period and (ii) authorized the same payroll deduction percentage or dollar amount for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to such succeeding Offering Period.

6.  Payroll Deductions

(a)  All Participant contributions to the Plan shall be made only by payroll deductions.  Through submission of an enrollment agreement, a Participant may authorize payroll deductions in an amount from 1% to 10% (in whole percentages) or any whole dollar amount of the Participant’s Eligible Compensation (not less than $5, or such other amount specified by the Administrator from time to time) on each payroll date during the applicable Offering Period(s).  Payroll deductions for a Participant shall commence on the first payroll date on or after the Grant Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9.

(b)  All payroll deductions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan.  No interest shall accrue on or be credited with respect to the payroll deductions of a Participant under the Plan.  A Participant may not make any additional contributions into such account.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(c)  Except as provided in Section 9, a Participant may not change his contribution election during an Offering Period.

7.  Grant of Options

(a)  The Administrator shall select a series of Offering Periods, from time to time, of a specified duration and frequency and shall communicate those Offering Periods to Eligible Employees.  Notwithstanding the foregoing, no Offering Period shall exceed 27 months in duration.

(b)  On the Grant Date of each Offering Period, subject to the limitations set forth in Sections 3 and 7(c) hereof, each Participant shall be granted an option to purchase on the Purchase Date for such Offering Period a number of whole shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated during the Offering Period by the Exercise Price established for such Offering Period.  Any funds remaining in a Participant’s payroll deduction account after the Purchase Date as a result of the purchase of only whole shares of Common Stock will be returned to the Participant at the time and in the manner determined by the Administrator.

(c)  Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.  Further, the maximum number of shares of Common Stock a Participant may purchase for an Offering Period shall be determined by dividing $10,000 by the Fair Market Value of a share of Common Stock on the Grant Date.

8.  Automatic Purchase

Unless a Participant withdraws from the Plan as provided in Section 9, the Participant’s option for the purchase of shares will be exercised automatically on each Purchase Date for which an enrollment agreement has been filed, and the maximum number of whole shares subject to the option will be purchased for the Participant at the Exercise Price established for that Offering Period, as provided in Section 7.  Notwithstanding the foregoing, to the extent necessary to comply with Section 7(c), the Administrator may decrease a Participant’s payroll deductions at any time.  Shares purchased for a Participant shall be allocated to the Participant’s securities account as soon as administratively feasible following an Offering Period and application of any limits (imposed by the Code or the Plan) on the purchase of Shares set forth in the Code and/or the Plan.

9.  Changes; Withdrawal; Termination of Employment

(a)  In accordance with rules established from time to time by the Administrator, a Participant may change his payroll deduction amount during an Offering Period.  Any such change shall be effective for the payroll periods during the remainder of the Offering Period, as soon as practicable after receipt of the notice.

(b)  In accordance with rules established from time to time by the Administrator, a Participant may withdraw all of the payroll deductions credited to the Participant’s account for a given Offering Period and cease future contributions for that Offering Period.  A Participant shall not be permitted to make a partial withdrawal of the payroll deductions credited to his account.  All of the Participant’s payroll deductions credited to the Participant’s account will be paid to him promptly after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares hereunder will be made.  Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan, unless a new enrollment form is delivered to the Administrator within the Enrollment Period preceding the commencement of a new Offering Period directing the Company to resume payroll deductions.

(c)  Upon termination of the Participant’s Continuous Employment prior to the Purchase Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant’s account will be returned to the Participant or, in the case of death, to the Participant’s estate, and the Participant’s options to purchase shares under the Plan will be automatically terminated.

(d)  In the event a Participant ceases to be an Eligible Employee during an Offering Period, the Participant will be deemed to have elected to withdraw all payroll deductions credited to his account from the Plan.  In such circumstance, the payroll deductions credited to the Participant’s account will be returned to the Participant, and the Participant’s options to purchase shares under the Plan will be terminated.

10.  Transferability

(a)  Options to purchase Common Stock granted under the Plan are not transferable in any manner, except by will or the laws of descent or distribution, by a Participant and are exercisable only by the Participant during his lifetime.  Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 9.

(b)  A Participant may file a written designation of a beneficiary or beneficiaries (who may be named contingently or successively) who are to receive any Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death prior to delivery to such Participant of such Common Stock and/or cash, if any.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and shall be effective only when filed by the Participant in writing with the Administrator during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

11.  Custody of Common Stock

(a)  Individual securities accounts will be maintained for each Participant in the Plan by the Agent.  Upon establishment of an account with the Agent, the Agent shall make available information to Participants who have purchased shares under Section 8.  Such information will include the per share purchase price and the number of shares purchased.  The Administrator may require any or all of the following: (i) a Participant may not request that stock certificates be issued for all or any portion of the Common Stock held in his account; and (ii) any sales of Common Stock during any period of time the Administrator may designate shall be performed through the Agent or another licensed broker acceptable to the Administrator.

(b)  Any cash dividends paid on the Common Stock will be paid directly to the Participant.  Any dividend of shares issued pursuant to a stock split with respect to the Common Stock held on behalf of a Participant shall be credited to the Participant on a proportionate basis.

(c)  For so long as Common Stock is held by the Administrator or the Agent on behalf of a Participant, the Administrator shall (or shall cause the Agent to) forward to such Participant any proxy form received in respect of such Common Stock.  In the absence of voting directions from a Participant, none of the Company, the Administrator, the Agent and any of their designees shall vote the Common Stock held on behalf of such Participant.  To the extent required by applicable law, for so long as the Common Stock is held by the Administrator or the Agent on behalf of a Participant, the Administrator shall (or shall cause the Agent to) forward to such Participant all other communications from the Company to its stockholders generally.

12.  Rights of Participants

(a)  The Plan does not create, directly or indirectly, any right for the benefit of any Eligible Employee or class of employees to purchase any shares of Common Stock from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan).  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Eligible Employee’s employment at any time, nor confer upon any Eligible Employee any right to continue in the employ of the Company or a Participating Subsidiary.  All Participants shall have the same rights and privileges within the meaning of Section 423 (b)(5) of the Code.

(b)  A Participant shall have no interest, right to receive dividends or voting rights in Common Stock covered by any option until such option has been exercised.

13.  Adjustments Upon Changes in Capitalization

(a)  If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, rights offering, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Administrator, appropriate adjustments shall be made in the number and/or kind of shares, and the per share purchase price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

(b)  In all cases, the Administrator shall have full discretion to exercise any of the powers and authority provided under this Section 13, and the Administrator’s actions hereunder shall be final and binding on all Participants.  No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

14.  Amendment or Termination of the Plan

(a)  The Board or the Administrator may at any time, or from time to time, terminate or amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval, if required.  Without limiting the generality of the foregoing, the Administrator may terminate an Offering Period then in progress by setting a new Purchase Date or by returning to Participants the contributions credited to Participants’ accounts.

(b)  In the event of a merger, reorganization, consolidation or other similar event involving the Company where the Common Stock is no longer traded in a public market, the Plan shall terminate.  In addition, any Offering Periods in progress on the effective date of such an event shall terminate and all contributions credited to Participants’ account for such Offering Period shall be returned.

15.  Notices

All notices or other communications by a Participant to the Administrator or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

16.  Shareholder Approval

The Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted by the Board of Directors.  Such shareholder approval shall be obtained in the manner and to the degree required under Section 423 of the Code and other applicable laws.  If such shareholder approval is not obtained prior to the first Purchase Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn all payroll deductions credited to their accounts on such Purchase Date pursuant to Section 9.

17.  Conditions Upon Issuance of Shares

(a)  The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, including without limitation the Securities Act of 1933 as amended and the Securities Exchange Act of 1934 as amended, and to such approvals by any regulatory or governmental agency or stock exchange upon which the Common Stock may then be listed, as may, in the opinion of counsel for the Company, be required.

(b)  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)  The Company may make such provisions, as it deems appropriate, for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan.  The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

18.  Offsets

To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by any such Participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Administrator shall determine.

19.  General

(a)  Indemnification. Provisions for the indemnification of officers, directors and employees of the Company in connection with the administration of the Plan shall be as set forth in the Certificate of Incorporation and By-laws of the Company as in effect from time to time.

(b)  Gender and Number. Except where otherwise indicated by the context, any plural term used herein also shall include the singular, the singular shall include the plural, the masculine shall include the feminine and the feminine shall include the masculine.

(c)  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d)  Captions and Section References. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.  References to sections herein are to the specified sections of this Plan unless another reference is specifically stated.

(e)  Requirements of Law. The granting of options and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)  Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

Directions to the Joy Global Inc. 2011 Annual Meeting of Shareholders

InterContinental Hotel,
139 East Kilbourn Avenue
Salon D
Milwaukee, Wisconsin

From the North:
I-43 South to WI-145 East to Exit 73A, toward Fond du Lac/McKinley Avenue
East on McKinley Avenue to Water Street
Turn right on Water Street
Turn right on East Kilbourn and continue to 139 East Kilbourn

From the West:
I-94 East to I-43 North, Exit 310B
North on I-94 to Exit 73A, toward Fond du Lac/McKinley Avenue
East on McKinley Avenue to Water Street
Turn right on Water Street
Turn right on East Kilbourn and continue to 139 East Kilbourn

From the South:
I-94 North to Exit 73A, toward Fond du Lac/McKinley Avenue
East on McKinley Avenue to Water Street
Turn right on Water Street
Turn right on East Kilbourn and continue to 139 East Kilbourn

ANNUAL MEETING OF SHAREHOLDERS OF

JOY GLOBAL INC.

March 8, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement, Proxy Card, and 2010 Annual Report
are available at www.joyglobal.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓Please detach and mail in the envelope provided.↓

■ 20830304030000000000 4	030811

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” ITEMS 2, 3 AND 5.
THE BOARD OF DIRECTORS RECOMMENDS AN ANNUAL VOTE ON ITEM 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

								FOR	AGAINST	ABSTAIN
1.	Election of Directors				2.	Ratification of the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2011.		☐	☐	☐
		NOMINEES						FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O O O O O O O O	Steven L. Gerard John Nils Hanson Ken C. Johnsen Gale E. Klappa Richard B. Loynd P. Eric Siegert Michael W. Sutherlin James H. Tate		3.	Advisory vote on the compensation of the corporation’s named executive officers.		☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES						1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)				4.	Advisory vote on the frequency of future advisory votes on the compensation of the corporation’s named executive officers.	☐	☐	☐	☐
								FOR	AGAINST	ABSTAIN
					5.	Approval of the Joy Global Inc. Employee Stock Purchase Plan.		☐	☐	☐

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO OTHER INDICATION IS MADE, THIS PROXY SHALL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEMS 2, 3, AND 5, FOR AN ANNUAL VOTE ON ITEM 4 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

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PROXY
JOY GLOBAL INC.

Annual Meeting of Shareholders

March 8, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Company’s Notice of Annual Meeting and proxy statement dated January 26, 2011, and Annual Report on Form 10-K for the year ended October 29, 2010, hereby appoints MICHAEL W. SUTHERLIN and SEAN D. MAJOR, and each of them, as proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of the Company to be held on Tuesday, March 8, 2011, at 7:30 a.m., at the InterContinental Hotel, 139 E. Kilbourn Avenue, Salon D, Milwaukee, Wisconsin, and any postponements or adjournments thereof, and to vote all shares of common stock of the Company that the undersigned would be entitled to vote if personally present at such meeting, as indicated on the reverse side of this card and, in their discretion, upon such other matters as may properly come before the meeting.

(Continued and to be marked, signed, and dated on reverse side.)

■	14475 ■